Exhibit 1.1

                                 DIAMOND JO, LLC
                     THE OLD EVANGELINE DOWNS CAPITAL CORP.


               $233,000,000 8 3/4 % SENIOR SECURED NOTES DUE 2012


                               PURCHASE AGREEMENT



                                                                  March 25, 2004

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California  90025

Ladies and Gentlemen:

            Each of Diamond Jo, LLC, a Delaware limited liability company (the "COMPANY"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), and each of the entities listed on the signature pages hereto under the heading "Guarantors" (the "GUARANTORS") hereby agrees with you as follows:

            1. ISSUANCE OF SECURITIES. The Issuers propose to issue and sell to Jefferies & Company, Inc. (the "INITIAL PURCHASER"), and the Initial Purchaser proposes to purchase, $233,000,000 aggregate principal amount of the Issuers' 8 3/4% Senior Secured Notes due 2012, Series A (together with the Guarantees (as defined below) endorsed thereon, the "SERIES A NOTES"). The Series A Notes will be issued pursuant to an indenture (the "INDENTURE"), to be dated as of the Closing Date (as defined below), by and among the Issuers, the Guarantors and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Series A Notes and the Series B Notes (as defined below), each with the Guarantees endorsed thereon, are collectively referred to herein as the "NOTES."

            Pursuant to the Indenture, each of the Guarantors and any future guarantor which becomes a party to the Indenture, will jointly and severally, fully and unconditionally guarantee, on a senior secured basis, to each holder of Notes and the Trustee, the payment and performance of the Issuers' obligations under the Indenture, the Notes and the Security Documents (as defined below), including the payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on the Notes (the "GUARANTEES").

            Pursuant to the terms of the Security Documents, all of the respective obligations of the Issuers and the Guarantors under the Indenture, the Notes and the Guarantees will be secured by security interests in, or pledges of (the "SECURITY INTERESTS") substantially all of the assets (other than certain excluded assets) of, and all of the shares of capital stock of and membership interests in (the "COLLATERAL"), the Issuers, the Guarantors and the Issuers' future domestic restricted subsidiaries who become parties thereto, as set forth in the Offering Circular (as defined below).

            The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "ACT"). The Issuers have prepared a preliminary offering circular, dated March 15, 2004 (the "PRELIMINARY OFFERING CIRCULAR"), and a final offering circular, dated March 31, 2004 (the "OFFERING CIRCULAR"), relating to the offer and sale of the Series A Notes (the "OFFERING").

            Upon original issuance thereof, and until such time as the same is no longer required under the Indenture or the applicable requirements of the Act, the Series A Notes shall bear the following legend:

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

      THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE "RESALE RESTRICTION TERMINATION DATE") ONLY (A) TO THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a) (1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY



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

      DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS' AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

            2. AGREEMENTS TO SELL AND PURCHASE. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuers shall issue and sell to the Initial Purchaser (and, in order to induce the Initial Purchaser to purchase the Series A Notes, the Guarantors shall enter into the Guarantees and the Issuers and the Guarantors shall grant the Security Interests), and the Initial Purchaser agrees to purchase from the Issuers, $233,000,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes shall be 95.346% of the principal amount thereof.

            3. TERMS OF OFFERING. The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers to sell (the "EXEMPT RESALES") the Series A Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (a) persons whom the Initial Purchaser reasonably believes to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBS"), (b) non-U.S. persons in reliance upon Regulation S under the Act ("REGULATION S PURCHASERS"), and (c) a limited number of institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that make certain representations and warranties to the Initial Purchaser and the Issuers ("ACCREDITED INVESTORS" and, collectively with QIBs and Regulation S Purchasers, "ELIGIBLE PURCHASERS), which representations and warranties are set forth in the form of Accredited Investor Letter attached as Annex A to the Offering Circular (the "ACCREDITED INVESTOR LETTER").

            Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors will agree, among other things, (a) to file with the Securities and Exchange Commission (the "COMMISSION") under the circumstances set forth therein
(i) a registration statement under the Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to, among other things, the 8 3/4% Senior Secured Notes due 2012, Series B, of the Issuers (the "SERIES B NOTES"), identical in all material respects to the Series A Notes, including with respect to the Guarantees thereof (except that the Series B Notes shall have been registered pursuant to such registration statement), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the



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

"REGISTERED EXCHANGE OFFER"), and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the "SHELF
REGISTRATION STATEMENT" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of the Series A Notes, and (b) to cause such Registration Statements to be declared effective, as applicable, as provided in the Registration Rights Agreement.

            On the Closing Date, the Issuers and the Guarantors will enter into certain security and pledge agreements, mortgages and certain other collateral documents (collectively, the "SECURITY DOCUMENTS"), that will provide for the grant of the Security Interests in the Collateral to U.S. Bank National Association, as collateral agent for the Trustee and the holders of the Notes (in such capacity, the "SECURED PARTY"). The Security Interests will secure the payment and performance when due of all of the respective obligations of the Issuers and the Guarantors under the Indenture, the Notes and the Guarantees.

            REFINANCING  PLAN.  As  described  in  the  Offering  Circular,   in
connection with the Offering, the Issuers and the Guarantors are conducting the following transactions:

            Repurchase of OED Notes. The Old Evangeline Downs, L.L.C., a Delaware limited liability company ("OED"), and Capital (together, the "OED NOTE ISSUERS") are offering to purchase (the "TENDER OFFER") any and all of their outstanding 13% Senior Secured Notes due 2010 with Contingent Interest (the "OED NOTES") and are soliciting consents (the "CONSENT SOLICITATION") from the holders of the OED Notes to (i) the adoption of proposed amendments to the indenture governing the OED Notes (the "OED INDENTURE"), which would, inter alia, eliminate substantially all of the restrictive covenants and events of default under the OED Indenture (the "PROPOSED AMENDMENTS"), and (ii) the release of the liens on the collateral securing the OED Notes and the termination of the related security documents (the "COLLATERAL RELEASE" and, together with the Proposed Amendments, the "PROPOSALS"; the agreements to effect the Collateral Release, the "COLLATERAL RELEASE AGREEMENTS"), each as more fully described in the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal, each dated March 9, 2004, as each may be amended or supplemented from time to time (together, the "OFFER TO PURCHASE"), and the other documents related to the Tender Offer and the Consent Solicitation (such other documents, collectively with the Offer to Purchase, the "TENDER OFFER DOCUMENTS"). On March 25, 2004, the OED Note Issuers entered into a supplemental indenture with U.S. Bank National Association, the trustee for the OED Notes, to effectuate the Proposals (the "SUPPLEMENTAL INDENTURE"). The Tender Offer is scheduled to expire at 5:00 p.m., New York time, on April 5, 2004, unless earlier terminated or extended by the OED Note Issuers. A portion of the net proceeds of the Offering will be used to pay the Tender Offer Consideration and related Consent Payments (as such terms are defined in the Offer to Purchase) in the Tender Offer and the Consent Solicitation. The Tender Offer, the Consent Solicitation, the Proposals, and the transactions contemplated by the Tender Offer Documents, the Supplemental Indenture and the Collateral Release Agreements (including, without limitation, the payment of the



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

      Tender Offer Consideration and the related Consent Payments, the repurchase of tendered OED Notes and the Proposals becoming operative), together with any and all other actions required to be taken, and transactions required to be entered into, by the Issuers and the Guarantors to consummate the Tender Offer and the Consent Solicitation and make operative the Proposals on the Closing Date, are referred to herein as the "OED NOTE REPURCHASE TRANSACTIONS."

            Repurchase of Company Notes. On or before the Closing Date, the Company and Peninsula Gaming Corp. (together, the "COMPANY NOTE ISSUERS") will take all actions necessary under the indenture (the "COMPANY INDENTURE") governing their 12 1/4% Senior Secured Notes due 2006 (the "COMPANY NOTES") to, on the Closing Date, covenant defease, pursuant to
      Section 8.3 of the Company Indenture, the Company Notes to the redemption date (the "REDEMPTION DATE") specified in the Redemption Notice (as defined below), have released the collateral securing the Company Notes and have terminated the related security documents (the "COMPANY SECURITY DOCUMENTS") and the Company's obligations thereunder, including, without limitation, on the Closing Date, (i) calling for redemption all of the Company Notes by mailing a notice of redemption (the "REDEMPTION NOTICE") to all holders of the Company Notes in accordance with Article III of the Company Indenture, (ii) depositing with U.S. Bank National Association, as trustee for the Company Notes (the "COMPANY TRUSTEE"), a portion of the net proceeds of the Offering in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Company Notes to the Redemption Date, (iii) delivering to the Company Trustee the other documents required by Article VIII of the Company Indenture and (iv) redeeming the Company Notes on the Redemption Date (the "COMPANY NOTE REDEMPTION"). The transactions described in this paragraph, together with any and all other actions required to be taken, and transactions required to be entered into, by the Issuers and the Guarantors to effect the transactions described in this paragraph, are referred to herein as the "COMPANY NOTE REPURCHASE TRANSACTIONS." The Offering, the OED Note Repurchase Transactions and the Company Note Repurchase Transactions collectively are referred to herein as the "REFINANCING PLAN."

            Waivers Under Existing Credit Facilities. The Company and OED are seeking from the lenders under their existing senior secured credit facilities (the "EXISTING SENIOR SECURED CREDIT FACILITIES"), and OED is seeking from the lenders under its existing FF&E facility (the "OED FF&E FACILITY" and, together with the Existing Senior Secured Credit Facilities, the "EXISTING CREDIT FACILITIES"), consents to the Refinancing Plan and waivers of any defaults that would be triggered under such Existing Credit Facilities upon consummation of the Refinancing Plan (the consents and waivers with respect to the Existing Senior Secured Credit Facilities, the "EXISTING SENIOR SECURED CREDIT FACILITY WAIVERS," and the consents and waivers with respect to the OED FF&E Facility, the "FF&E WAIVER" and, together with the Existing Senior Secured Credit Facility Waivers, the "EXISTING CREDIT FACILITY WAIVERS"). The Existing Credit Facility Waivers becoming operative are referred to herein as the "CREDIT FACILITY TRANSACTIONS."



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

            Intercreditor Agreements. On the Closing Date, the lenders under each of the Existing Credit Facilities, the Trustee, the Issuers and the Guarantors shall enter into an Intercreditor Agreement, in a form reasonably satisfactory to the Initial Purchaser, which form shall be attached as an exhibit to the Indenture (the "INTERCREDITOR AGREEMENT"), setting forth their respective rights and obligations with respect to the Collateral.

            CORPORATE TRANSACTIONS. In addition, as described in the Offering Circular, the Issuers and the Guarantors are seeking requisite approvals from applicable Iowa and Louisiana regulatory authorities (the "REQUISITE REGULATORY APPROVALS") to effect the Reorganization Transactions (as defined in the Offering Circular). If the Requisite Regulatory Approvals are received, the Issuers, the Guarantors and the Initial Purchaser shall take the applicable actions set forth in Section 12 hereof.

            This Agreement, the Indenture, the Registration Rights Agreement, the Notes, the Guarantees, the Security Documents and the Intercreditor Agreement collectively are referred to herein as the "NOTE DOCUMENTS" and, collectively with the Supplemental Indenture, the Collateral Release Agreements, the Tender Offer Documents, the Redemption Notice and the Existing Credit Facility Waivers, the "OPERATIVE DOCUMENTS."

            The transactions contemplated by the Operative Documents (including, without limitation, (i) the Offering and the application of the net proceeds therefrom as described in the Offering Circular, as amended or supplemented,
(ii) the issuance and sale of the Notes and the Guarantees in accordance with this Agreement, (iii) the creation, grant, recording and perfection of the Security Interests, (iv) the OED Note Repurchase Transactions, (v) the Company Note Repurchase Transactions and (vi) the Credit Facility Transactions), collectively are referred to herein as the "TRANSACTIONS."

            4. DELIVERY AND PAYMENT. Delivery to the Initial Purchaser of and payment for the Series A Notes shall be made at a Closing (the "CLOSING") to begin at 9:00 a.m., New York City time, on April 16, 2004, (such time and date, the "CLOSING DATE") at the offices of Mayer, Brown, Rowe & Maw, LLP, 1675 Broadway, New York, New York 10019. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchaser and the Issuers.

            The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Series A Notes (the "GLOBAL SECURITIES"), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), or such other names as the Initial Purchaser may request upon at least one Business Day's notice to the Issuers, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs, to Regulation S Purchasers and to Accredited Investors, respectively, in each case against payment by the Initial Purchaser of the purchase price therefore by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Initial Purchaser at least two Business Days prior to the Closing. "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.



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

            The Global Securities in definitive form shall be made available to the Initial Purchaser for inspection at the offices of Mayer, Brown, Rowe & Maw, LLP, 1675 Broadway, New York, New York 10019 (or such other place as shall be acceptable to the Initial Purchaser) not later than the close of business, New York City time, one Business Day immediately preceding the Closing Date.

            5. AGREEMENTS OF THE ISSUERS AND THE GUARANTORS. Each of the Issuers and the Guarantors, jointly and severally, hereby agrees:

                  (a) Certain Events. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Series A Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

                  (b) Offering  Circular.  To (i) furnish the Initial  Purchaser and those persons identified by the Initial Purchaser to the Issuers, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser's reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchaser, upon the advice of legal counsel, deems may be necessary in connection with Exempt Resales (and the Issuers and the Guarantors hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

                  (c) Notice of Amendment or Supplement.  Except as set forth in
            Section 5(d), not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all of the Series A Notes, unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within two Business Days after being furnished a copy thereof.



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

                  (d) Preparation of Amendments and Supplements. At any time prior to the completion of the resale by the Initial Purchaser of all of the Series A Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser or their respective counsel, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that as so amended or supplemented, (A) the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is so delivered, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule
            144A(d)(4) under the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

                  (e) Qualification of Securities. To cooperate with the Initial
            Purchaser and the Initial Purchaser's counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, that none of the Issuers or the Guarantors shall be required in connection therewith (i) to file any general consent to service of process or take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Notes in any jurisdiction in which it is not otherwise so subject, (ii) to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or
            (iii) to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

                  (f) Costs and Expenses. Whether or not any of the Transactions
            are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Issuers and the Guarantors under this Agreement, including: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (including the furnishing of copies of the foregoing to the Initial Purchaser and such other persons as the Initial Purchaser may designate), (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of each of the Operative Documents and any other agreements or documents in connection with the Transactions, (C) the preparation, issuance and delivery of the Notes, including the fees and expenses of the Trustee and the Secured Party (including fees and expenses of their respective counsel) and the cost of their respective personnel, and all costs and expenses related to the delivery of the Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, and (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and fees and disbursements of the Initial
            Purchaser's counsel relating to such registration or qualification and the preparation of memoranda related thereto); (ii) all fees and expenses of the counsel and accountants of the Issuers and the Guarantors and their respective direct and indirect parents and subsidiaries; (iii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in The PORTAL(SM) Market ("PORTAL") of the National Association of Securities Dealers, Inc. ("NASD"); (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for "book-entry" transfer; (v) all fees charged by rating agencies in connection with the rating of the Notes; (vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC); (vii) all costs and expenses of the Registered Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, as set forth in the Registration Rights Agreement; (viii) all costs and expenses in connection with the creation and perfection of the Security Interests (including, without limitation, filing and recording fees, search fees, taxes and costs of title policies);
            (ix) all costs and expenses of the Transactions (including, without limitation, filing and recording fees); and (x) all fees and expenses (including reasonable fees and expenses of counsel)
            incurred  by  the  Initial   Purchaser   in   connection   with  the
            preparation, negotiation and execution, as applicable, of the Operative Documents and any other agreements or documents in connection with the Transactions and the consummation of the Transactions.

                  (g) Use of Proceeds.  To use the proceeds from the sale of the
            Series A Notes in the manner described in the Offering Circular under the caption "Use of Proceeds."

                  (h) Waiver of Certain  Laws.  To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture or any of the Security Documents (and, to the extent it may lawfully do so, each Issuer and each Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or to the Secured Party in the Security Documents but shall suffer and permit the execution of every such power as though no such law had been enacted).

                  (i) Security Interests. (A) To do and perform all things required to be done and performed under the Security Documents prior to, on and after the Closing Date, including, without limitation, all things that are required to be done and performed under the Security Documents that are necessary or reasonably advisable to obtain on or prior to the Closing Date (i) all Permits (as defined below), other than any gaming or racing approvals required to be obtained by a purchaser in a foreclosure sale, necessary for the granting, perfection and enforcement of the Security Interests and for the foreclosure by the Secured Party thereon following an Event of Default (as defined in the Indenture), (ii) all termination statements, mortgage releases and other documents necessary to terminate any Liens (as defined in the Indenture) on the Collateral (other than Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens (as defined in the Indenture)), and (iii) subject to the terms of the Intercreditor Agreement and any Permitted Liens, a valid and perfected, first priority Security Interest with respect to each of the assets, shares of capital stock and membership interests which are to constitute, as of the Closing Date, the Collateral.

            (B) To provide an updated A.L.T.A. survey, certified to all parties designated by the Initial Purchaser in a manner satisfactory to the Initial Purchaser, by a land surveyor duly registered and licensed in the State in which the property described in such survey is located and reasonably acceptable to the Initial Purchaser, within thirty (30) days of Closing with respect to (i) the property located in St. Landry Parish, Louisiana, and (ii) if Issuer fails to satisfy the condition to Closing set forth in Section 9(a)(xv)(I), the property located in Dubuque, Iowa. Additional title insurance shall be provided or additional action shall be taken within thirty (30) days of Closing to cure defects as may be disclosed on any such survey as reasonably required by the Initial Purchaser or the Trustee, provided that such defect be susceptible to cure, and further provided that failure to so cure or insure over, whether the defect be susceptible to cure or not, shall constitute an Event of Default.

                  (j) Integration. Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of any of the Issuers or the Guarantors will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or of the offers or sales of Series A Notes pursuant to Exempt Resales.

                  (k) Rule 144A Information.  For so long as any of the Series A
            Notes remain outstanding, during any period in which either of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended

            (the "EXCHANGE ACT"), to make available, upon request, to any holder of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

                  (l) DTC.  To  comply  with the  representation  letter  of the
            Issuers and the Guarantors to DTC relating to the approval of the Notes by DTC for "book entry" transfer.

                  (m) PORTAL.  To use its reasonable  best efforts to effect the inclusion of the Series A Notes in PORTAL and to use its reasonable best efforts to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

                  (n) Reporting Requirements. For so long as any of the Notes remain outstanding, to furnish to the Initial Purchaser copies of all reports and other communications (financial or otherwise) furnished to the Trustee or to the holders of the Notes and, as soon as available, copies of any reports or financial statements furnished to or filed by the Issuers with the Commission or any national securities exchange on which any class of securities of the Issuers may be listed.

                  (o) No  Selling  Efforts or  General  Solicitation.  Except in
            connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Series A Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d), or (ii) solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of
            Section 4(2) of the Act.

                  (p) No Similar  Offerings.  Not to,  directly  or  indirectly, without the prior consent of the Initial Purchaser, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer or sale of, contract to sell, grant of any option to purchase or other disposition of) any securities of any of the Issuers or the Guarantors substantially similar to the Notes or the Guarantees for a period of six months after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement; provided, that the foregoing will not apply to (i) the Notes or the Guarantees or (ii) borrowings (not constituting the issuance of securities) from financial institutions to the extent not prohibited by the Indenture.

                  (q) ERISA.  At any time prior to the  completion of the resale by the Initial Purchaser of the Series A Notes, to notify the Initial Purchaser promptly in writing if any of the Issuers or the Guarantors or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan, and to identify such plans. The terms "ERISA," "Affiliates," "party in interest," "disqualified person" and "employee benefit plan" shall have the meanings as set forth in Section 6(ll).

                  (r) Performance of this Agreement. To do and perform in all material respects all things required or necessary to be done and performed on its part under this Agreement on or prior to the Closing Date and to satisfy in all material respects all conditions precedent to the delivery of the Series A Notes and the granting, perfection and enforcement of the Security Interests in the Collateral as of the Closing Date.

                  (s) Performance of Other Transactions. To do and perform in all material respects all things required or necessary to be done and performed on its part (i) to consummate the OED Note Repurchase Transactions, the Company Note Repurchase Transactions (other than the consummation of the Company Note Redemption) and the Credit Facility Transactions, in each case, in all material respects, on or prior to the Closing Date, and (ii) to permit the Company Note Redemption to be consummated on the Redemption Date.

            6. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS AND THE GUARANTORS. Each of the Issuers and the Guarantors, jointly and severally, represents and warrants to the Initial Purchaser that:

                  (a) Offering Circular. The Preliminary Offering Circular as of
            its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto (if any) as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except with respect to offers and sales of Series A Notes by the Initial Purchaser to Accredited Investors, as to which the Issuers and the Guarantors make no representation, and except, in the case of the Preliminary Offering Circular, for pricing terms and other financial or similar terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 8) the only information furnished to the Issuers by the Initial Purchaser specifically for inclusion in Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Circular with respect to the price of the Notes,
            (ii) in the third paragraph on page 133 of the Offering Circular concerning the offering the Notes for resale by the Initial Purchaser, (iii) in the fourth paragraph on page 133 of the Offering Circular concerning market-making by the Initial Purchaser, (iv) in the sixth paragraph on page 133 of the Offering Circular concerning settlement of the Notes on the sixteenth business day following pricing, (v) in the first full paragraph on page 134 of the Offering Circular concerning stabilization by the Initial Purchaser and (vi) in the second full paragraph on page 134 of the Offering Circular concerning the affiliation of the Initial Purchaser and its affiliates with the Issuers and their affiliates (such information described in the immediately preceding clauses (i) through (vi) of this Section 6(a), the "FURNISHED INFORMATION"). Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular, as of the Closing Date and as amended or supplemented, will contain, all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act. The Offer to Purchase, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto (if any) as of its date will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) 144A Eligibility. Other than the OED Notes and the Company
            Notes, there are no securities of the same class (within the meaning of Rule 144A) as the Notes of either of the Issuers or any of the Guarantors registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a United States automated inter-dealer quotation system. The Series A Notes are eligible for resale pursuant to Rule 144A under the Act.

                  (c) Due Organization;  Good Standing.  Each of the Issuers and
            the Guarantors (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular, and
            (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing, except where the failure to be so qualified or licensed would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Guarantors, taken as a whole, (B) the ability of any of the Issuers or the Guarantors to perform its obligations in all material respects under any of the Operative Documents or to consummate in all material respects the
            Transactions, (C) the enforceability of any of the Security Documents or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Operative Documents or the consummation of any of the Transactions (each, a "MATERIAL ADVERSE EFFECT").

                  (d) Subsidiaries.  Immediately  following the Closing, (i) the corporate structure of the Issuers and the Guarantors shall be as set forth on Schedule 6(d) hereto, (ii) Capital will have no subsidiaries, (iii) the only direct or indirect subsidiaries of the Company (other than Capital) will be the Guarantors, (iv) the Company will directly own 100% of the outstanding shares of capital stock or membership interests of Capital and of each Guarantor, free and clear of all Liens, except for Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens, and (v) Peninsula Gaming Partners, LLP, a Delaware limited liability partnership, will directly own 100% of the outstanding membership interests in the Company (except for the Seller Preferred (as defined in the Indenture)), free and clear of all Liens, except for Liens created by the Indenture and the Security Documents. Except as disclosed in the Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Issuers or the Guarantors, (ii) options, warrants or other rights to purchase or subscribe for any capital stock of or any membership interests in, or any securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, any of the Issuers or the Guarantors or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of or any membership interests in, as the case may be, any of the Issuers or the Guarantors, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth above, immediately following the Closing, none of the Issuers or the Guarantors will directly or indirectly own any capital stock of or other equity interest in any person.

                  (e) Capitalization. All of the outstanding shares of capital stock of or membership interests in, as the case may be, each of the Issuers and the Guarantors have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption "Capitalization" in the Offering Circular (including the footnotes thereto) sets forth, as of December 31, 2003, (i) the actual capitalization of the Company and its subsidiaries, on a consolidated basis, and (ii) the as adjusted capitalization of the Company and its subsidiaries, on a consolidated basis, after giving effect to the Offering and the application of the net proceeds therefrom and the consummation of the other Transactions (as such term is defined in the Offering Circular). Immediately following the Closing, except as set forth in such table or as described in the footnotes thereto, none of the Issuers or the Guarantors will have any liabilities, absolute, accrued, contingent or otherwise other than: (i) liabilities that are reflected in the Company Financial Statements (as defined below) or (ii) liabilities incurred subsequent to December 31, 2003, in the ordinary course of business, that would not, singly or in the aggregate, have a Material Adverse Effect.

                  (f) No Other  Registration  Rights.  Except for this Agreement and the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Issuers or Guarantors is a party, or by which either of them is bound, granting to any person the right (i) to require any of the Issuers or the Guarantors to file a registration statement under the Act with respect to any securities of any of the

            Issuers or the Guarantors or requiring any of the Issuers or the Guarantors to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of any of the Issuers or the Guarantors or any of their respective affiliates.

                  (g) Power and Authority. Each of the Issuers and the Guarantors has all requisite power and authority to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to consummate the Transactions to which it is a party.

                  (h)  Authorization  of this Agreement.  This Agreement and the
            Transactions contemplated hereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with this Agreement) have been duly authorized by each of the Issuers and the Guarantors, and this Agreement has been validly executed and delivered by, and is the legal, valid and binding obligation of, each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) any rights of acceleration and the availability of equitable remedies and general principles of equity (whether considered in a proceeding in equity or at law) and (iii) with respect to rights to indemnity or contribution thereunder, by Federal and state securities laws and public policy considerations.

                  (i) Authorization of Indenture. The Indenture and the Transactions contemplated thereby have been duly authorized by each of the Issuers and the Guarantors and, on the Closing Date, the Indenture will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA"), applicable to an indenture that is required to be qualified under the TIA.

                  (j) Authorization of Registration Rights Agreement. The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized by each of the Issuers and the Guarantors and, on the Closing Date, the Registration Rights Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws, (ii) any rights of acceleration and the availability of equitable remedies and general principles of equity (whether  considered in a proceeding in equity or at law) and
            (iii) with respect to rights to indemnity or contribution thereunder, by Federal and state securities laws and public policy considerations.

                  (k) Authorization of Series A Notes. The Series A Notes have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Issuers in accordance with the terms of this Agreement and the Indenture. When the Series A Notes have been issued and executed by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). Upon and following delivery to the Initial Purchaser, the Notes will rank on a parity with all senior Indebtedness (as defined in the Indenture) of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter and senior to all other Indebtedness of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the Existing Credit Facilities will be senior to the Lien on the Collateral securing the Notes and the Guarantees.

                  (l) Authorization of Series B Notes. The Series B Notes have been duly authorized by each of the Issuers and, when issued in the Registered Exchange Offer, (A) will have been validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer and (B) will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

                  (m) Authorization of Guarantees of Series A Notes and Series B
            Notes. The Guarantee to be endorsed on the Series A Notes by each Guarantor has been duly authorized by each such Guarantor and, on the Closing Date, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture. When the Series A Notes have been issued, executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the

            Guarantee of each Guarantor endorsed on the Series A Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantee to be endorsed on the Series B Notes by each Guarantor has been duly authorized by each such Guarantor and, when the Series B Notes are issued, will have been validly executed and delivered by each such Guarantor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer. When the Series B Notes have been issued, executed and authenticated in accordance with the terms of the Registered Exchange Offer and the Indenture, the Guarantee of each Guarantor endorsed on the Series B Notes will be the legal, valid and binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). The Guarantees to be endorsed on the Notes rank and will rank on a parity with all senior Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter and senior to all subordinated Indebtedness of the Guarantors that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the Existing Credit Facilities will be senior to the Lien on the Collateral securing the Notes and the Guarantees.

                  (n) Authorization of Security Documents.  Each of the Security
            Documents and the Transactions contemplated thereby (including, without limitation, the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of the Issuers and each of the Guarantors which is a party thereto and, on the Closing Date, each of the Security Documents will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers and each of the Guarantors which is a party thereto, enforceable against each of the Issuers and each of the Guarantors which is a party thereto in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

                  (o) Authorization of Other Operative Documents and Other Transactions.

                        (i) OED Note Repurchase  Transactions.  The Supplemental
                  Indenture has been duly authorized, and as of the second Business Day after the date hereof, executed and delivered by the OED Note Issuers, each of the Collateral Release Agreements has been duly authorized, and as of Closing, executed and delivered by the OED Note Issuers, and the Proposals and the other OED Note Repurchase Transactions (including the use of net proceeds from the Offering in connection therewith) have been duly authorized by the Issuers and the Guarantors, as applicable, and assuming the due authorization, execution and delivery of the Supplemental Indenture and each of the Collateral Release Agreements by parties thereto other than the OED Note Issuers, the Supplemental Indenture and each of the Collateral Release Agreements constitutes the legal, valid and binding obligation of, the OED Note Issuers, enforceable against the OED Note Issuers in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

                        (ii) Company Note Repurchase  Transactions.  Each of the
                  Company Note Repurchase Transactions (including the use of net proceeds from the Offering in connection therewith) has been duly authorized by the Issuers and the Guarantors, as applicable.

                        (iii) Credit Facility Documents. Each of the Intercreditor Agreement and the transactions contemplated by the Intercreditor Agreement and the Credit Facility Waivers have been duly authorized by the Issuers and each Guarantor which is a party thereto, and, on the Closing Date, each of the Intercreditor Agreement will have been validly executed and delivered by the Issuers and each Guarantor which is a party thereto, and assuming the due authorization, execution and delivery of the Intercreditor Agreement by parties thereto other than the Issuers and each of the Guarantors which is a party thereto, the Intercreditor Agreement will be the legal, valid and binding obligation of, the Issuers and each Guarantor which is a party thereto, enforceable against the Issuers and each Guarantor which is a party thereto in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

            (p) Actions in Connection with the Transactions. Each of the Note Documents, as executed and delivered, and each of the Transactions described in the Offering Circular, conforms in all material respects to the description thereof in the Offering Circular. The Supplemental Indenture and each of the Collateral

      Release  Agreements,  as executed and delivered,  and each of the OED Note
      Repurchase  Transactions,   conforms  in  all  material  respects  to  the
      description thereof in the Offer to Purchase.

            (q) No Violation. The Company is not in violation of its certificate of formation or operating agreement (the "COMPANY CHARTER DOCUMENTS"), Capital is not in violation of its charter or bylaws (the "CAPITAL CHARTER DOCUMENTS"), and none of the Guarantors is in violation of its certificate of formation, operating agreement, charter or bylaws, as applicable (the "GUARANTOR CHARTER DOCUMENTS" and, collectively with the Company Charter Documents and the Capital Charter Documents, the "CHARTER DOCUMENTS"). None of the Issuers or the Guarantors is (i) in violation of any Federal, state, municipal, county, parish, local or foreign statute, law, ordinance or standard applicable to it, or any judgment, decree, rule, regulation or order applicable to it (including, without limitation, common law and Chapter 99F of the Code of Iowa (1999), the Iowa Racing and Gaming Commission, the Louisiana Pari-Mutuel Live Racing Facility Economic Redevelopment and Gaming Control Act, the Louisiana Gaming Control Law and the Video Draw Poker Device Control Law) in each case including the rules and regulations promulgated thereunder (collectively, "APPLICABLE LAW"), of any government, governmental or regulatory agency or body (including, without limitation, the Iowa Racing and Gaming Commission, the Louisiana Gaming Control Board, the Louisiana State Racing Commission or other applicable gaming or racing authority) (each, a "GAMING AUTHORITY"), court, arbitrator or self-regulatory organization, domestic or foreign (each, a "GOVERNMENTAL AUTHORITY") or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, "APPLICABLE AGREEMENTS"), other than, in the case of each of the immediately preceding clauses (i) and (ii), violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would reasonably be expected to (x) constitute a violation of (A) the Charter Documents or (B) Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (x)(B),(y) and (z), such violations, breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect with respect to the Issuers and the Guarantors, and are legal, valid and binding obligations of the Issuers and the Guarantors.

            (r) No Conflict. None of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of or any capital stock of or membership interests in any of the Issuers or the Guarantors (except for Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 7 of this Agreement and, if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors) any Applicable Law, other than, in the case of the immediately preceding clauses (ii) and (iii), such violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

            (s) Permits. Except as disclosed in the Offering Circular and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 7 of this Agreement and, if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors, no permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, "PERMITS") is required to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, or in connection with, or as a condition to, the execution, delivery or performance of any of the Operative Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) as may be required for Exempt Resales under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Initial Purchaser, (iii) an order declaring effective a registration statement filed by the Issuers with the Commission pursuant to the Act pursuant to the Registration Rights
      Agreement, and (iv) such Permits, the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect.

            (t) No Proceedings. Except as disclosed in the Offering Circular and other than ongoing general licensing investigations conducted in the ordinary course of business, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, "PROCEEDINGS"), pending or, to the knowledge of the Issuers and the Guarantors, threatened, either
      (i) in connection with, or that seeks to restrain, enjoin or prevent the consummation of, or that otherwise objects to, any of the Operative Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect. None of the Issuers or the Guarantors is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Issuers and the Guarantors, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes to the Initial Purchaser pursuant to this Agreement or the initial resale of the Series A Notes by the Initial Purchaser in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

            (u) Regulated Persons. Except as set froth on Schedule 6(u) hereto, each of the Issuers' and the Guarantors', respective directors, officers, key personnel, partners, members and persons holding a five percent or greater equity or economic interest in the Issuers (each of such persons, a "REGULATED PERSON" and, collectively, the "REGULATED PERSONS") has all Permits (including, without limitation, Permits with respect to engaging in gaming or racing operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect (a "MATERIAL PERMIT"). All Material Permits are valid and in full force and effect. Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming or racing operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. None of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any Material Permit or any material impairment of the rights of the holder of any Material Permit. None of the Issuers or the Guarantors has received any notice from any issuer, and the Issuers and the Guarantors have no actual knowledge, that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any Material Permit.

            (v) No Investigations of Regulated Persons. To the knowledge of the Issuers and the Guarantors, except as disclosed in the Offering Circular, no Gaming Authority is investigating any Regulated Person, other than ongoing general licensing investigations conducted in the ordinary course of business.

            (w) Title to Assets. Immediately following the Closing, each of the Issuers and the Guarantors (i) will have good and marketable title, free and clear of all Liens (other than Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens), to all property and assets described in the Offering Circular as being or to be owned by it and (ii) will hold a valid leasehold interest with respect to each such lease and will remain in possession of the real property leased pursuant to those leases until the date the lease expires in accordance with its terms. Capital has no assets, other than assets received in payment for its capital stock.

            (x) Sufficiency and Condition of Assets. The assets of each of the Issuers and the Guarantors include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted (as described in the Offering Circular), and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, each of the properties of the Issuers and the Guarantors (including, without limitation, all buildings, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof) is otherwise suitable, sufficient, adequate and appropriate in all respects (including physical, structural, operational, legal, practical and otherwise) for its current and proposed use, operation and occupancy, except, in each such case, for such failures to meet such standards as would not, singly or in the aggregate, have a Material Adverse Effect.

            (y) Insurance. Each of the Issuers and the Guarantors maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

            (z) Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Issuers and the Guarantors, is threatened, with respect to or that could affect any real properties owned by any of the Issuers or the Guarantors, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect. No real property owned by any of the Issuers or the Guarantors is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party. There is no real property currently under contract or subject to an option in favor of any of the Issuers or the Guarantors, except for real property which the failure of the Issuers or the Guarantors to acquire, would not, singly or in the aggregate, have a Material Adverse Effect.

            (aa) Related Party Transactions. Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

            (bb) Security Interests. Upon execution and delivery of the Security Documents and the issuance of the Notes, the Security Documents will create, in favor of the Secured Party for the benefit of the holders of the Notes, a legal, valid and enforceable security interest in (subject to Permitted Liens) all of the right, title and interest of the Issuers and the Guarantors in the Collateral covered by the Security Documents and the proceeds thereof. Upon: (i) the filing or recording of applicable Security Documents or appropriate Uniform Commercial Code financing statements with the appropriate filing, records, registry, and/or other public office (with respect to filings to be made in the U.S. Patent and Trademark Office, within three (3) months of the date of the applicable Security Document, and with respect to filings in the U.S. Copyright Office within one (1) month of the date of the applicable Security Document), together with the payment of the requisite filing or recordation fees related thereto, (ii) in the case of each Securities Account and the Investment Related Property therein (as each such term is defined in the Security Agreement) with respect to which a control agreement, in the form of Exhibit B to the Security Agreement, has been executed and delivered, and
      (iii) in the case of each Deposit Account (as defined in the Security Agreement) and the cash and other funds on deposit therein with respect to which a control agreement, in the form of Exhibit C to the Security Agreement, has been executed and delivered, the Security Interests will constitute first priority security interests in (subject to Permitted Liens), such Collateral (other than insurance policies). As of the Closing Date, the Collateral will be subject to no Liens other than Permitted Liens.

            (cc) Taxes. All material tax returns required to be filed by any of the Issuers or the Guarantors in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from any of the Issuers or the Guarantors have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuers or the Guarantors, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied ("GAAP"). There are no actual or proposed additional tax assessments for any tax period against any of the Issuers or the Guarantors that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books and records of the Issuers or the Guarantors, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

            (dd) Intellectual Property. The Issuers and the Guarantors own, possess or are licensed under, and have the right to use, all trademarks, service marks, trade names and other intellectual property (collectively, "INTELLECTUAL PROPERTY") currently used in and material to the conduct of their business, free and clear of all Liens, other than Permitted Liens. To the knowledge of the Issuers and the Guarantors, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuers and there is no valid basis for any such claim, and the use of such Intellectual Property by the Issuers or the Guarantors will not infringe on the Intellectual Property rights of any other person.

            (ee) Accounting Controls. Each of the Issuers and the Guarantors maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management's general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

            (ff) Financial Statements. The audited historical consolidated financial statements and related notes of Company and its subsidiaries contained in the Offering Circular (the "COMPANY FINANCIAL STATEMENTS") present fairly the consolidated financial position, results of operations and cash flows of Company and its subsidiaries as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP consistently applied throughout the periods involved and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the "S-X REQUIREMENTS"). The selected historical consolidated financial data included in the Offering Circular for Company and its subsidiaries has been prepared on a basis consistent with that of the Company Financial Statements and present fairly the consolidated financial position and results of operations of Company and its subsidiaries, as of the respective dates and for the respective periods indicated. Deloitte & Touche, LLP are independent public accountants with respect to Company and its subsidiaries.

            (gg) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Circular, except as disclosed in the Offering Circular, (i) none of the Issuers or the Guarantors has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or membership interests, as the case may be, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Issuers or the Guarantors, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuers or the Guarantors, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers and the Guarantors taken as a whole (each of clauses (i) and (iii), a "MATERIAL ADVERSE CHANGE"). To the actual knowledge of the Issuers after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, reasonably be expected to have a

      Material Adverse Effect, except such events that have been disclosed in the Offering Circular.

            (hh) Ratings. No "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed any of the Issuers or the Guarantors that it is considering imposing) any condition (financial or otherwise) on the Issuers' or the Guarantors' retaining any rating assigned to any securities of any of the Issuers or the Guarantors, or
      (ii) has indicated to any of the Issuers or the Guarantors that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of any of the Issuers or the Guarantors.

            (ii) Solvency. Each of the Issuers and the Guarantors is incurring its respective indebtedness under the Series A Notes for proper purposes and in good faith. Immediately before and after giving effect to the issuance of the Series A Notes, for the Issuer (on a consolidated basis with the Guarantors) and for each of the Guarantors, in all cases considered as going concerns, (i) its assets at a fair valuation, exceeds the sum of its debts; (ii) the present fair salable value of its assets is not less than the amount that will be required to pay its probably liability on its existing debts as they become absolute and matured, (iii) it has and will have adequate capital with which to conduct the business it is presently conducting and presently anticipates conducting; and (iv) it does not intend to incur, and does not believe and reasonably should not believe that it will incur, debts beyond its ability to pay as those debts become due. Neither the Issuers or any Guarantor is aware of any reason why it would be inappropriate to consider the Issuer or the Guarantors as a going concern. For purposes of this paragraph, "debts" includes contingent and unliquidated debts, at a fair valuation.

            (jj) No Solicitation. None of the Issuers or the Guarantors nor any of their affiliates nor anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Issuers.

            (kk) No Registration. Without limiting Sections 6(r) and 6(s), no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchaser's representations contained in
      Section 7 of this Agreement and (iii) if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors. No form of general solicitation or general advertising (including, without limitation, as such terms are defined in Regulation D under the Act) was used by either of the Issuers, any of the Guarantors or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as the Series A Notes have been offered, issued or sold by either of the Issuers, any of the Guarantors or any of their respective affiliates within the six-month period immediately prior to the date hereof. Without limiting Sections 6(r) and 6(s), no registration under the Act, or filing under the Exchange Act, or qualification under the TIA is required in connection with the OED Note Repurchase Transactions.

            (ll) ERISA. Neither of the Issuers or any of the Guarantors nor any of their respective "Affiliates" maintains a plan that is intended to qualify under Section 401(a) of the Code, or is a "party in interest" or a "disqualified person" with respect to any employee benefit plans. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Issuers or any such "Affiliate" incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers or any of the Guarantors nor any trade or business under common control with the Issuers or the Guarantors (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA").

                  The terms "employee benefit plan," "employee pension benefit plan," and "party in interest" shall have the meanings assigned to such terms in Section 3 of ERISA. The term "Affiliate" shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term "disqualified person" shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (collectively the "CODE").

            (mm) Investment Company Act and Other Federal Regulations. None of the Issuers or the Guarantors has taken, and none of them will take, any action that may cause this Agreement or the issuance of the Series A Notes to violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). None of the Issuers or the Guarantors is subject to regulation, or shall become subject to regulation upon the consummation of the Offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder.

            (nn) No Brokers. None of the Issuers or the Guarantors has dealt with any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering and none of the Issuers or the Guarantors is under any obligation to pay any broker's fee or commission in connection with the Offering (other than commissions and fees to the Initial Purchaser).

            (oo) No Labor Disputes. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, none of the Issuers or the Guarantors is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuers and the Guarantors, threatened against any of the Issuers or the Guarantors before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Issuers and the Guarantors, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers and the Guarantors, threatened against any of the Issuers or the Guarantors, and (iii) no union representation question existing with respect to the employees of any of the Issuers or the Guarantors, and, to the knowledge of the Issuers and the Guarantors, no union organizing activities are taking place except, in the case of each of clauses (i), (ii) and (iii) above, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            (pp) Environmental Laws. Except as disclosed in the Offering Circular or as otherwise would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the Offering Circular, (i) none of the Issuers or the Guarantors has been or is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, "ENVIRONMENTAL LAWS"), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the knowledge of the Issuers and the Guarantors, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future;
      (iii) none of the Issuers or the Guarantors has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or, to the knowledge of the Issuers and the Guarantors, threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of any of the Issuers or the Guarantors (or against any person or entity for whose acts or omissions any of the Issuers or the Guarantors is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney's fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any
      location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"); and (v) to the knowledge of the Issuers and the Guarantors, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim.

                  Each of the Issuers and the Guarantors, as appropriate, has conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of each of the Issuers and the Guarantors, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Issuers and the Guarantors have reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Offering Circular.

            (qq) Market Data. All statistical and market and industry related data included in the Offering Circular are based on or derived from sources which the Issuers and the Guarantors believe to be reliable and accurate.

            (rr) Directed Selling Efforts. None of the Issuers or the Guarantors nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("REGULATION S") with respect to the Series A Notes.

            (ss) Offshore Transactions. The Series A Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions, as such term is defined in Regulation S ("OFFSHORE TRANSACTIONS").

            (tt) No Plan or Scheme. The sale of the Series A Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

            (uu) Regulation S Offering Restrictions. The Issuers and the Guarantors, their respective affiliates and all persons acting on their behalf (other than the Initial Purchaser, as to whom the Issuers and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Series A Notes outside the United States.

            (vv) Restricted Period. The Series A Notes sold in reliance on Regulation S will be represented upon issuance by a temporary global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

            (ww) Representations and Warranties. Each certificate signed pursuant to Section 9(a)(viii) by any officer of any of the Issuers or the Guarantors and delivered to the Initial Purchaser or counsel for the Initial Purchaser pursuant to this Agreement shall be deemed to be a representation and warranty by such Issuer or Guarantor to the Initial Purchaser as to the matters covered thereby.

            7. REPRESENTATIONS AND WARRANTIES OF THE INITIAL PURCHASER. The Initial Purchaser represents and warrants to the Issuers that:

            (a) QIB. It is a QIB with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

            (b) Eligible Purchasers. It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (ii) will be soliciting offers for the Series A Notes only from, and will be offering and selling the Series A Notes only to,
      (A) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act, (B) Accredited Investors that execute and deliver to the Issuers and the Initial Purchaser an Accredited Investor Letter and (C) Regulation S Purchasers in Offshore Transactions in reliance upon Regulation S under the Act.

            (c) No General Solicitation. No form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes.

            (d) Representations of Eligible Purchasers. In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, persons whom it reasonably believes to be Eligible Purchasers in accordance with this Agreement and on the terms contemplated by the Offering Circular.

            (e) Power and Authority. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly authorized by it.

            (f) Directed Selling Efforts. The Initial Purchaser and its affiliates or any person acting on its or their behalf have not engaged and will not engage in any directed selling efforts within the meaning of Regulation S with respect to the Series A Notes.

            (g) Offshore Transactions. The Series A Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S have been and will be offered and sold only in Offshore Transactions.

            (h) No Plan or Scheme. The sale of the Series A Notes offered and sold by the Initial Purchaser pursuant hereto in reliance on Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

            (i) Regulation S Offering Restrictions. The Initial Purchaser agrees that it has not offered or sold and will not offer or sell the Series A Notes in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Series A Notes pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Act or another exemption from the registration requirements of the Act. The Initial Purchaser agrees that, during such 40-day restricted period, it will not cause any advertisement with respect to the Series A Notes (including any "tombstone" advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Series A Notes, except such advertisements as permitted by and include the statements required by Regulation S.

            (j) Notice Required. The Initial Purchaser agrees that, at or prior to confirmation of a sale of Series A Notes by it to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(b)(3) under the Act, it will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

                  "The Series A Notes covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the Offering and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A under the Securities Act or to institutional "accredited investors," as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) in transactions that are exempt from the registration requirements of the Securities Act, and in connection with any subsequent sale by you of the Series A Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect. Terms used above have the meanings assigned to them in Regulation S."

            (k) Regulation S Security. The Initial Purchaser agrees that the Series A Notes offered and sold in reliance on Regulation S will be represented upon issuance by a global security that may not be exchanged for definitive securities until the expiration of the 40-day restricted period referred to in Rule 903(b)(3) of the Act and only upon certification of beneficial ownership of such Series A Notes by non-U.S. persons or U.S. persons who purchased such Series A Notes in transactions that were exempt from the registration requirements of the Act.

            8. INDEMNIFICATION.

            (a) Indemnification of Initial Purchaser. Each of the Issuers and the Guarantors shall, jointly and severally, without limitation as to time, indemnify and hold harmless the Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or
      Section 20(a) of the Exchange Act) the Initial Purchaser (any of such persons being hereinafter referred to as a "CONTROLLING PERSON"), and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and any such controlling person (collectively with the Initial Purchaser, the "PURCHASER INDEMNIFIED PARTIES"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, "LOSSES"), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that neither of the Issuers nor any Guarantor shall be liable under the indemnity provided in this Section 8(a) to any Purchaser Indemnified Party for any Losses that (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Circular, which untrue statement or omission was completely corrected in the Offering Circular (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Purchaser Indemnified Party sold the Notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Circular (as then amended or supplemented), if required by law to have so delivered it, and
      (2) the Issuers had previously furnished copies of the corrected Offering Circular to such Purchaser Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Circular, if delivered, would have been a complete defense against the person asserting such Loss; or (B) are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. None of the Issuers and the Guarantors shall be liable under this Section 8 for any settlement of any claim or action (other than settlements permitted by Section 8(b)(3)) effected without its prior written consent, which consent shall not be unreasonably withheld. The Issuers shall notify the Initial Purchaser promptly of the institution, threat or assertion of any Proceeding of which either of the Issuers is aware in connection with the matters addressed by this Agreement which involves either of the Issuers, any of the Guarantors or any of the Purchaser Indemnified Parties.

            (b) Actions Against Parties; Notification. (1) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an "INDEMNIFIED PARTY"), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the "INDEMNIFYING PARTIES" and each, an "INDEMNIFYING PARTY"); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnifying Party has been prejudiced materially by such failure.

            (2) The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties have agreed to pay such fees and expenses; (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and one or more Indemnifying Parties (or any affiliates or controlling persons of any of the Indemnifying Parties), and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Parties; it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

            (3) None of the Issuers, the Guarantors, the Initial Purchaser, their respective controlling persons nor any of their respective officers, directors, partners, employees, representatives and agents shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

            (c) Indemnification of Issuers and Guarantors. The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers and the Guarantors and each of their controlling persons and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Issuers and any such controlling person to the same extent as the foregoing indemnity from the Issuers and the Guarantors to each of the Purchaser Indemnified Parties stated in Section 8(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The Initial Purchaser shall not be liable under this Section 8(c) for any settlement of any claim or action (other than settlements permitted by Section 8(b)(3)) effected without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any liability of the Initial Purchaser hereunder shall be limited to an amount not to exceed the excess (such excess, the "AGGREGATE AMOUNT") of (i) the aggregate gross proceeds received by the Initial Purchaser from the sale of the Series A Notes over (ii) the sum of (A) the aggregate price at which the Initial Purchaser purchased the Series A Notes from the Issuers and (B) the amount of any Losses that the Purchaser Indemnified Parties otherwise have been required to pay by reason of such untrue or alleged untrue statement of such omission or alleged omission.

            (d)  Contribution.  If the  indemnification  provided  for  in  this
      Section 8 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 8 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 8), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers and the Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchaser, on the other hand, bear to the total price of the Series A Notes in Exempt Resales as set forth on the cover page of the Offering Circular. The relative fault of the Issuers and the Guarantors, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers and the Guarantors, on the one hand, or the Initial Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 8 was available to such party.

            Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8(d), the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the Aggregate Amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            (e) Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 8 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

            9. CONDITIONS.

            (a) Conditions to Obligations of Initial Purchaser. The obligations of the Initial Purchaser to purchase the Series A Notes under this

      Agreement are subject to the satisfaction or waiver of each of the following conditions:

                  (i) Representations and Warranties of the Issuers and Guarantors. All the representations and warranties of each of the Issuers and the Guarantors in this Agreement and in each of the other Operative Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions consummated on or prior to the Closing Date with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Issuers and the Guarantors and, to the knowledge of the Issuers and the Guarantors, each other party to the Operative Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts required to be performed, complied with or satisfied as of or prior to the Closing Date pursuant to the Operative Documents.

                  (ii) Availability of Offering Circular.  The Offering Circular
            shall have been printed and copies made available to the Initial Purchaser not later than 12:00 noon, New York City time, on the third Business Day following the date of this Agreement or at such later date and time as the Initial Purchaser may approve.

                  (iii) No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the issuance and sale of the Series A Notes or the consummation of any of the other Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers and the Guarantors, be pending or contemplated as of the Closing Date.

                  (iv) No  Proceedings.  No action  shall have been taken and no
            Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. Except as disclosed in the Offering Circular, no Proceeding shall be pending or, to the knowledge of the Issuers and the Guarantors, threatened, other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

                  (v) No  Material  Adverse  Change.  Since the date as of which information is given in the Offering Circular (without giving effect to any amendment thereto or supplement thereto), there shall not have been any Material Adverse Change.

                        (vi) PORTAL. The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of "B+" and "B2" from Standard & Poor's Corporation and Moody's Investors Services, Inc., respectively.

                        (vii) Maintenance of Rating. As of the Closing Date, (i)
                  there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of any of the Issuers and the Guarantors (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of any of the Issuers and the Guarantors by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.


                        (viii) Officers', Secretary's and Solvency Certificates.
                 The Initial Purchaser shall have received on the Closing Date:

                              (A) certificates dated the Closing Date, signed by
                        (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Issuers and the Guarantors, on behalf of the Issuers and the Guarantors, confirming the matters set forth in paragraphs  (i),  (iii),  (iv),  (v),  (vii),  (xii) and
                        (xiii) of this Section 9(a),

                              (B) a certificate,  dated the Closing Date, signed
                        by the (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers and the Guarantors, on behalf of the Issuers and the Guarantors, stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Circular and the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Issuers and the Guarantors believe to be reliable and accurate, which certificate shall be in form and substance reasonably satisfactory to counsel for the Initial Purchaser and may specifically reference certain industry, statistical and market-related data contained in the Offering Circular,

                              (C) a certificate,  dated the Closing Date, signed
                        by the Secretary or Secretaries of each of the Issuers and the Guarantors, certifying such matters as the Initial Purchaser may reasonably request, and

                              (D) a certificate  of solvency,  dated the Closing
                        Date, signed by the principal financial or accounting officer of the Issuers and the Guarantors substantially in the form previously approved by the Initial Purchaser.

                  (ix) Opinions of Counsel. The Initial Purchaser shall have received, a favorable opinion (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, of each of the following:

                        (A) Mayer, Brown, Rowe & Maw LLP, special counsel to the
                  Issuers and the Guarantors, containing opinions substantially to the effect of the opinions set forth in Exhibit 9(a)(x)(A) hereto;

                        (B) Lane & Waterman,  special  Iowa  counsel and special
                  Iowa gaming counsel to the Issuers and the Guarantors, containing opinions substantially to the effect of the opinions set forth in Exhibit 9(a)(x)(B) hereto;

                        (C) McGlinchey  Stafford PLLC, special Louisiana counsel
                  and Special Louisiana gaming counsel to the Issuers and the Guarantors, containing opinions substantially to the effect of the opinions set forth in Exhibit 9(a)(x)(C) hereto; and

                        (D) Skadden,  Arps,  Slate,  Meagher & Flom LLP, special
                  counsel to the Initial Purchaser.

                  (x) Accountants'  Comfort Letters. The Initial Purchaser shall have received from Deloitte & Touche, LLP, independent public accountants with respect to the Company:

                        (A) a customary comfort letter,  dated as of the date of
                  the Offering Circular, in form and substance satisfactory to the Initial Purchaser, containing the information and statements of the type ordinarily included in accountants' "comfort letters," with respect to the consolidated financial statements of Company and its subsidiaries and certain financial information with respect to the Issuers and the Guarantors contained in the Offering Circular, and

                        (B) a customary  "bring down" comfort letter,  dated the
                  Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that Deloitte & Touche, LLP reaffirms the statements made in its letter furnished pursuant to clause (A) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

                  (xi) Permits.  All Permits  required to be obtained  from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to permit the issuance and sale of the Series A Notes in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement and to permit the consummation of the other Transactions shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement.

                  (xii)   Execution   and   Delivery  of  Note   Documents   and
            Consummation of Transactions. The Note Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Note Document. The terms of each of the Note Documents shall conform in all material respects to the description thereof in the Offering Circular, and the transactions contemplated by the Note Documents shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Circular.

                  (xiii)Execution  and Delivery of Other Operative Documents and
            Consummation of Other Transactions.

                        (A) The Supplemental Indenture and each of the Collateral Release Agreements shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of the
                  Supplemental Indenture, a copy of each of the Collateral Release Agreements and a copy of the Tender Offer Documents. The terms of the Supplemental Indenture and each of the Collateral Release Agreements shall conform in all material respects to the description thereof, and the Supplemental Indenture and the Proposals shall have become operative and the OED Note Repurchase Transactions shall have been consummated on terms that conform in all material respects to the description thereof, in the Offer to Purchase and the Offering Circular.

                        (B) The Company Note Transactions (other than the Company Note Redemption but including the mailing of the Redemption Notice) shall have been consummated in accordance with the Company Indenture, and the Initial Purchaser shall have received a copy of the Redemption Notice.

                        (C) The Credit Facility Waivers shall have been executed
                  and delivered by all parties thereto, and shall have become operative, and the Initial Purchaser shall have received a copy of the executed Credit Facility Waivers.

                  (xiv) Additional Documents. The Initial Purchaser or its counsel shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions consummated on or prior to the Closing Date, including without limitation, copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases and other collateral releases and terminations, each in form and substance satisfactory to the Initial Purchaser evidencing, as the case may be, the OED Note Repurchase Transactions and the Company Note Repurchase Transactions, including, without limitation, the release of the related Liens and termination of the related security documents, and each such payoff letter, release and termination shall be in full force and effect.

                  (xv) Security Documents.  The Issuers and the Guarantors shall have furnished to the Initial Purchaser the Security Documents duly executed by the respective Issuers and the Guarantors party thereto, together with:

                        (A) proper financing statements,  each in the form to be
                  filed on the Closing Date under the Uniform Commercial Code of all jurisdictions that may be necessary in order to perfect the Liens created by the Security Documents, covering the Collateral and naming the Secured Party as secured party, which financing statements shall be so filed on or about the Closing Date;

                        (B) proper  instruments  to be filed in the U.S.  Patent
                  and Trademark Office that may be necessary in order to perfect the liens granted on trademarks, which liens have been created by the Security Documents;

                        (C) contemplated requests for information and lien search results, listing as of a recent date all effective financing statements filed in Louisiana, Iowa and Delaware that name any of the Issuers, the Guarantors or the Issuers and the Guarantors as debtor, together with copies of such financing statements;

                        (D) copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases, intellectual property releases and other collateral releases and terminations, each in form and substance reasonably satisfactory to the Initial Purchaser evidencing the release of any Liens on any of the Collateral (other than Liens created by the Indenture and the Security Documents or Permitted Liens), and each such payoff letter, release and termination shall be in full force and effect.

                        (E) the original  membership  interest  certificates and
                  stock certificates pledged to the Secured Party pursuant to the Security Documents, together with undated stock powers or endorsements duly executed in blank in connection therewith;

                        (F) mortgages and fixture  filings in form and substance
                  approved by the Initial Purchaser, to be recorded on or about the Closing Date in all jurisdictions that may be deemed necessary or desirable in order to perfect the liens created by the Security Documents, covering the Collateral, which mortgages and fixture filings shall be so recorded on or about the Closing Date;

                        (G) irrevocable commitment by one or more title insurance companies approved by the Initial Purchaser in the Initial Purchaser's reasonable discretion to issue one or more lender's policies of title insurance insuring the liens created by the Security Documents, subject only to those title matters and exceptions approved by the Initial Purchaser, together with fully executed reinsurance agreements in form and substance reasonably approved by the Initial Purchaser, providing for reinsurance in the amounts required by the Initial Purchaser with title insurance companies approved by the Initial Purchaser in its reasonable discretion;

                        (H) Such  consents and  agreements  of lessors and other
                  third parties, as the Trustee may deem reasonably necessary or desirable;

                        (I) a lender's title  insurance  policy for the property
                  located in Dubuque, Iowa that does not take exception for items that would be displayed by an updated A.L.T.A. survey, and an affidavit and indemnification in favor of the Initial Purchaser and the Trustee, in a form acceptable to the Initial Purchaser and the Trustee: (a) deposing and stating that (I) the lines of the property, buildings, fences, driveways and other improvements shown on the most recent existing survey provided to them by Issuers have not changed; (II) no additional easements or changes to any easements located on the property and shown on the most recent existing survey exist; (III) no buildings, fences, driveways or other improvements constructed on adjoining premises since the date of the most recent existing survey encroach on the property; and (IV) the property conforms in all particulars with the state of facts shown on the most recent existing survey; and
                  (b) indemnifying the Initial Purchaser and the Trustee from and against all loss, liability, damages and attorney's fees and costs incurred in the event the affidavit proves inaccurate; provided, however, if Issuer is unable to satisfy the Closing requirement set forth in this Section 9(a)(xv)(I), then such requirement shall be deemed waived on the condition that Issuer shall comply with the covenant set forth in
                  Section 5(i)(B) with respect to the property located in Dubuque, Iowa; and

                        (J) any other documents  required to be delivered to the
                  Secured Party pursuant to the Security Documents and reasonable evidence that all other actions necessary to perfect and protect the Liens created by the Security Documents have been taken.

                  (xvi) Additional  Documents.  Counsel to the Initial Purchaser
            shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 9 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

            (b) Conditions to the Issuers' and the Guarantors' Obligations. The obligations of the Issuers to sell, and the Guarantors to guarantee, the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

                  (i) Payment. The Initial Purchaser shall have delivered payment to the Issuers for the Series A Notes pursuant to Sections 2 and 4 of this Agreement.

                  (ii) Representations and Warranties. All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

                  (iii) No  Injunctions.  No  injunction,  restraining  order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

                  (iv)  Execution  and  Delivery  of Note  Documents.  The  Note
            Documents shall have been executed and delivered by all parties thereto (other than the Issuers and the Guarantors), and the Issuers and the Guarantors shall have received a fully executed original of each Note Document. On or prior to the Closing Date, the Initial Purchaser and each other party to the Note Documents (other than the Issuers and the Guarantors) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Note Documents.

                  (v) Execution and Delivery of Other Operative Documents and Consummation of Other Operative Transactions.

                        (A) The  conditions  listed under the section  captioned
                  "Conditions of the Tender Offer and the Consent Solicitation" in the Offer to Purchase, with the exception of the Financing Condition, as defined in the Offer to Purchase, shall have been satisfied.

                        (B) The Credit Facility Waivers shall have been executed
                  and delivered by all parties thereto (other than the Issuers and the Guarantors) and shall have become operative, and the Issuers and the Guarantors shall have received a fully executed original of each of the Credit Facility Waivers.

                  (vii) Accredited  Investor Side Letter.  The Initial Purchaser
            shall have delivered to the Issuers a letter, dated as of the Closing Date, listing as of such date any and all Accredited Investors to whom the Initial Purchaser will make Exempt Resales of the Notes and the aggregate principal amount of Notes to be sold by the Initial Purchaser to each such Accredited Investor in such Exempt Resales.

            10. TERMINATION. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

            (a) Material Adverse Effect. Since the date as of which information is given in the Offering Circular, any Material Adverse Effect or any Material Adverse Change that could, in the Initial Purchaser's judgment, be reasonably expected to (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Series A Notes, including the Exempt Resales, on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of the Notes.

            (b) Failure to Satisfy Conditions. The failure of any of the Issuers or the Guarantors to satisfy the conditions contained in Section 9(a) on or prior to the Closing Date.

            (c) Outbreak of Hostilities. Any outbreak or escalation of hostilities, any declaration of war by the United States, any other calamity, emergency or crisis, any material adverse change in economic conditions in or the financial markets of the United States or elsewhere or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which could make it, in the Initial Purchaser's judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes.

            (d) Suspension of Trading. The suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market.

            (e) Enactment of Adverse Law. The enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser's opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of any of the Issuers or the Guarantors.

            (f) Downgrade of Securities. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Issuers or Guarantors or any securities of any of the Issuers or Guarantors (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any "nationally recognized statistical rating organization" as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any adverse change, nor shall any notice have been given of any potential or intended adverse change, in the outlook for any rating of any of the Issuers or Guarantors or any securities of any of Issuers or Guarantors (by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

            (g) Banking Moratorium. The declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser's opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

            The respective indemnities, contribution and expense reimbursement provisions and agreements, and representations, warranties and other statements of the Issuers and the Guarantors and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or any of the Issuers or the Guarantors, or any of their respective officers, directors, members or managers or any of their respective controlling persons, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, any termination pursuant to this Section 10). Without limiting the foregoing, notwithstanding any termination of this Agreement, (i) the Issuers and the Guarantors shall be and shall remain jointly and severally liable (x) for all expenses that they have agreed to pay pursuant to Section 5(f), and (y) for their obligations pursuant to Section 8, and (ii) Initial Purchaser shall be and shall remain liable for its obligations pursuant to Section 8.

            11. MISCELLANEOUS.

            (a) Notices. Notices given pursuant to any provision of this Agreement shall be delivered or sent by mail or facsimile transmission as follows:

                  (i) if to any of the  Issuers and the  Guarantors,  to Diamond
            Jo, LLC, 400 East Third Street, P.O. Box 1750, Dubuque, Iowa 52004, facsimile number (563) 557-0549, Attention: Chief Financial Officer, with a copy to Peninsula Gaming Partners, LLC, 7137 Mission Hills Drive, Las Vegas, Nevada 89113, facsimile number (702) 247-6822, Attention:
            Michael S. Luzich, and another copy to Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019, facsimile number (212) 262-1910, Attention: Nazim Zilkha, Esq., and

                  (ii) if to the  Initial  Purchaser,  to  Jefferies  & Company,
            Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd Feller, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, facsimile number (213) 687-5600, Attention: Nicholas P. Saggese, Esq.

      (provided, that any notice pursuant to Section 8 hereof will be mailed, delivered, telegraphed or sent by facsimile and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

            (b) Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers and the Guarantors, the Initial Purchaser and, to the extent provided in
      Section 8, the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 8, and, to the extent provided in Section 12, the Parent Issuer (as defined below) and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchaser is intended to be a beneficiary of the Issuers' covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by each of the Issuers, and each such purchaser shall have the right to take action against each of the Issuers to enforce, and obtain damages for any breach of, those covenants.

            (c)   GOVERNING   LAW.  THIS   AGREEMENT   SHALL  BE  CONSTRUED  AND
      INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE ISSUERS AND THE GUARANTORS HEREBY IRREVOCABLY SUBMITS TO THE
      JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN

      RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUERS AND THE GUARANTORS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUERS AND THE GUARANTORS IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE ISSUERS OR THE GUARANTORS IN ANY OTHER JURISDICTION.

            (d)   Counterparts.   This   Agreement  may  be  signed  in  various
      counterparts which together shall constitute one and the same instrument.

            (e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

            (f) Interpretation. The words "INCLUDE," "INCLUDES," and "INCLUDING" when used in this Agreement shall be deemed in each case to be followed by the words "WITHOUT LIMITATION." The phrases "THE DATE OF THIS AGREEMENT," "THE DATE HEREOF," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to March 25, 2004. The words "HEREOF," "HEREIN," "HEREWITH," "HEREBY" and "HEREUNDER" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase "TO THE KNOWLEDGE OF THE ISSUERS AND THE GUARANTORS" means the actual knowledge, after due inquiry, of any of the members, managers, directors or officers of any of the Issuers or the Guarantors, respectively, or any of their respective controlling persons. For purposes of this Agreement and the representations, warranties, covenants and agreements herein, the Initial Purchaser shall not be deemed to be an affiliate of the Issuers or the Guarantors. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

            (g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

            (h) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

            12. RECEIPT OF REQUISITE REGULATORY APPROVALS.

            (a) If the Requisite Regulatory Approvals are received prior to Closing, then concurrently with the consummation of the Reorganization Transactions, this Agreement will cease to be effective and the purchase agreement by and among Peninsula Gaming, LLC, a Delaware limited liability company (the "PARENT ISSUER"), The Old Evangeline Downs Capital Corp., a Delaware corporation, each of the entities listed on the signature pages thereto under the heading "Guarantors" and the Initial Purchaser, attached as Exhibit A hereto shall automatically become effective.

            (b) If the Requisite Regulatory Approvals are received following the Closing, then concurrently with the consummation of the Reorganization Transactions, the Parent Issuer shall execute and deliver a joinder to this Agreement substantially in the form of Exhibit B attached hereto (the "JOINDER") and become a party to all other provisions of this Agreement. Effective upon execution of the Joinder, all references in this Agreement to the "Issuers" shall include the Parent Issuer.

                            [signature pages follow]

            Please confirm that the foregoing correctly sets forth the agreement among the Issuers, the Guarantors and the Initial Purchaser.

                              Very truly yours,


                              "Issuers"

                              DIAMOND JO, LLC


                              By:  /S/ M. BRENT STEVENS
                                 ----------------------------------------
                                   Name:  M. Brent Stevens
                                   Title: Chief Executive Officer


                              THE OLD EVANGELINE DOWNS CAPITAL CORP.


                              By:  /S/ M. BRENT STEVENS
                                 ----------------------------------------
                                   Name:  M. Brent Stevens
                                   Title: Chief Executive Officer

                              "Guarantors"


                              PENINSULA GAMING CORP.


                              By:  /S/  M. BRENT STEVENS
                                 ---------------------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer




                              THE OLD EVANGELINE DOWNS, L.L.C.


                              By:  /S/  M. BRENT STEVENS
                                 ---------------------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer


                              OED ACQUISITION, LLC


                              By:  /s/  M. BRENT STEVENS
                                 ---------------------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer

                              With respect to Section 12

                              PENINSULA GAMING, LLC


                              By:  /S/  M. BRENT STEVENS
                                 ---------------------------------------
                                  Name:  M. Brent Stevens
                                  Title: Chief Executive Officer

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.


By:  /s/ STEVE CROXTON
   ------------------------------
   Name:  Steve Croxton
   Title:  Managing Director

                                  SCHEDULE 6(d)


                                       DJL
                                   Diamond Jo
                                    Issuer of
                                    DJL Notes
                                        |
                             ___________|____________
                             |                      |
                             |                      |
                           OEDA                 PGC Corp.
                       Unrestricted           Co-Issuer of
                        Subsidiary              DJL Notes
                             |
                             |
                            OED
                        Racino OTBs
                         Issuer of
                         OED Notes
                             |
                             |
                         OED Corp.
                       Co-Issuer of
                         OED Notes

                                  SCHEDULE 6(u)


      The following individual is still being investigated by the Louisiana Gaming Commission as to suitability:

Natalie Schramm

                                    EXHIBIT A

                    PENINSULA GAMING, LLC PURCHASE AGREEMENT

                                    EXHIBIT B


                                 DIAMOND JO, LLC
                     THE OLD EVANGELINE DOWNS CAPITAL CORP.

                $233,000,000 8 3/4% SENIOR SECURED NOTES DUE 2012

                        JOINDER TO THE PURCHASE AGREEMENT



                                                        __________________, 2004

JEFFERIES & COMPANY, INC.
11100 Santa Monica Boulevard
10th Floor
Los Angeles, California 90025


Ladies and Gentlemen:

            Reference  is made to (a) the  Purchase  Agreement,  dated March 25,
2004 (the "PURCHASE AGREEMENT"), by and among Diamond Jo, LLC, a Delaware limited liability company (the "COMPANY"), The Old Evangeline Downs Capital Corp., a Delaware corporation ("CAPITAL" and, together with the Company, the "ISSUERS"), the Guarantors listed on the signature pages thereto under the heading "Guarantors," and, with respect to Section 12 thereto only, Peninsula Gaming, LLC, a Delaware limited liability company (the "PARENT ISSUER") on the one hand, and Jefferies & Company, Inc. (the "INITIAL PURCHASER"), on the other hand, and (b) the Indenture, dated as of the Closing Date (the "INDENTURE"), by and among the Issuers and U.S. Bank National Association, as Trustee. Capitalized terms used herein but not defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement.

            The Issuers have received the Requisite Regulatory Approvals for the Reorganization Transactions. The Purchase Agreement and the Indenture require that this Joinder to the Purchase Agreement (this "JOINDER") be executed and delivered as part of, and concurrently with the consummation of, the Reorganization Transactions.

            1. Joinder. The Parent Issuer hereby agrees to become bound by the terms, conditions and other provisions of the Purchase Agreement with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named as an "Issuer" therein and as if the Parent Issuer had executed the Purchase Agreement on the date thereof.

            2. GOVERNING LAW. THIS JOINDER SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING WITHOUT LIMITATION, SECTIONS 5 1401 AND 5 1402 OF

THE NEW YORK GENERAL OBLIGATIONS LAW AND RULE 327(b) OF NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH ISSUER AND EACH GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH ISSUER AND EACH GUARANTOR IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS JOINDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER PARTY TO THIS JOINDER IN ANY OTHER JURISDICTION.

            3. Counterparts. This Joinder may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            4. Amendments. No amendment or waiver of any provision of this Joinder, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

            5. Headings. The headings in this Joinder are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                            [signature pages follow]

            If the foregoing is in accordance with your understanding of this Joinder, kindly sign and return to us a counterpart thereof, whereupon this instrument will become a binding agreement between the Parent Issuer and the Initial Purchaser in accordance with its terms.

                              Very truly yours,

                              PENINSULA GAMING, LLC


                              By:___________________________________
                                   Name:
                                   Title:

Accepted and Agreed to:

JEFFERIES & COMPANY, INC.



By:_____________________________
   Name:
   Title:

                               EXHIBIT 9(a)(x)(A)
                   FORM OF OPINION OF MAYER, BROWN, ROWE & MAW

     If the Requisite Regulatory approvals are received and the Reorganization Transactions are consummated prior to Closing, "Delaware Guarantors" will refer to DJL and PGC. If the Requisite Regulatory approvals are not received and the Reorganization Transactions are not consummated prior to Closing, "Delaware Guarantors" will refer to OEDA and PGC.

            1. Due Organization; Good Standing. Each of the Issuers and the Delaware Guarantors is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware or is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, as applicable.

            2. No Other Registration Rights. To our knowledge, except for the Purchase Agreement and the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which any of the Issuers or the Guarantors is a party, or by which any of the Issuers or the Guarantors is bound, granting to any person the right (i) to require any of the Issuers or the Guarantors to file a registration statement under the Act with respect to any securities of any of the Issuers or the Guarantors or requiring any of the Issuers or the Guarantors to include such securities with the Notes registered pursuant to any registration statement, or
(ii) to purchase or offer to purchase any securities of any of the Issuers or the Guarantors or any of their respective affiliates.

            3. Power. Each of the Issuers and the Delaware Guarantors has all requisite corporate power and authority or limited liability company power and authority, as applicable, to execute and deliver, and to perform its obligations under, each of the Opinion Documents to which it is a party and to consummate the transactions contemplated thereby.

            4. Authorization and Enforceability.

            (a) Purchase Agreement. The Purchase Agreement has been duly authorized, validly executed and delivered by each of the Issuers and the Delaware Guarantors. The issuance and sale of the Series A Notes in accordance with the Purchase Agreement have been duly authorized by the Issuers.

            (b) Indenture. The Indenture has been duly authorized, validly executed and delivered by each of the Issuers and the Delaware Guarantors. The Indenture is the legal, valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms. The Indenture conforms to the requirements of the TIA applicable to an indenture that is required to be qualified under the TIA.



                                  Exhibit 9A-1

            (c) Registration Rights Agreement. The Registration Rights Agreement has been duly authorized by each of the Issuers and the Delaware
      Guarantors, and the Registration Rights Agreement has been validly executed and delivered by each of the Issuers and the Delaware Guarantors. The Registration Rights Agreement is the legal, valid and binding obligation of each of the Issuers and the Guarantors, enforceable against each of the Issuers and the Guarantors in accordance with its terms.

            (d) Series A Notes. The Series A Notes are in the form contemplated by the Indenture, have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to the Purchase Agreement and have been validly executed and delivered by each of the Issuers. The Series A Notes, when authenticated by the Trustee in the manner provided in the Indenture and delivered by the Issuers against payment therefor, will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms.

            (e) Series B Notes. The Series B Notes and the issuance thereof have been duly authorized by each of the Issuers. The Series B Notes, when validly executed by the Issuers, authenticated by the Trustee in the manner provided in the Indenture, issued by the Issuers and delivered in exchange for the Series A Notes in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer, will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms.

            (f) The Guarantee to be endorsed on the Series A Notes by each of the Delaware Guarantors has been duly authorized, executed and delivered by each of the Delaware Guarantors. When the Series A Notes have been issued and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of the Indenture, the Guarantee endorsed on the Series A Notes by each of the Guarantors will constitute the valid and legally binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms.

            (g) The Guarantee to be endorsed on the Series B Notes by each of the Delaware Guarantors has been duly authorized by each of the Delaware Guarantors. When the Series B Notes have been executed, authenticated and delivered in the manner provided for in the Indenture and issued upon consummation of the Registered Exchange Offer in the manner of provided in the Registration Rights Agreement and the Indenture and the Guarantees endorsed thereon executed and delivered by the Guarantors, the Guarantee endorsed on the Series B Notes by each of the Guarantors will constitute the valid and legally binding obligation of each such Guarantor, enforceable against each such Guarantor in accordance with its terms.



                                  Exhibit 9A-2

            (h) Security Documents. Each of the security documents (other then the Iowa Security Documents)(the "Security Documents") to which the Issuers or the Delaware Guarantors is a party and the transactions contemplated thereby (including, without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by the Issuers or the Delaware Guarantors, as applicable, and each of the Security Documents to which the Issuers or the Delaware Guarantors is a party has been duly executed and delivered by the Issuers or the Delaware Guarantors, as applicable. Each of the Security Documents (other than the Mortgage) which is governed by New York Law and the Mortgage (solely with respect to those specific provisions thereof governed by New York law) is the legal, valid and binding obligation of each of the Issuers and the Guarantors party thereto, enforceable against each of the Issuers and the Guarantors party thereto in accordance with its terms.

            (i) OED Note Repurchase Transactions. The Supplemental Indenture and each of the OED Note Repurchase Transactions has been duly authorized by each of the Issuers and the Delaware Guarantors to the extent it is a party thereto, and the Supplemental Indenture has been validly executed and delivered by Capital. The Supplemental Indenture is the legal, valid and binding obligation of each of the OED Note Issuers, enforceable against each of the OED Note Issuers in accordance with its terms.

            (j) Company [DJL] Note Repurchase Transactions. Each of the Company [DJL] Note Repurchase Transactions has been duly authorized by each of the Issuers and the Delaware Guarantors to the extent it is a party thereto.

            (k) Credit Facility Documents. The Intercreditor Agreement has been duly authorized by each of the Issuers and the Delaware Guarantors party thereto, and the Intercreditor Agreement has been validly executed and delivered by each of the Issuers and the Delaware Guarantors. The Intercreditor Agreement is the legal, valid and binding obligation of the Issuers and the Delaware Guarantors party thereto, enforceable against each of the Issuers and the Delaware Guarantors party thereto in accordance with its terms.

            5. No Conflict. Neither the execution, delivery or performance of any of the Opinion Documents will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, (i) the Charter Documents; (ii) any Applicable Agreements (as defined on Schedule I hereto) or
(iii) any Applicable Laws (excluding the federal securities laws); or require any consents, approvals, authorizations or registrations by the Issuers or the Delaware Guarantors under any Applicable Laws except such as may be required under federal securities laws (which we address exclusively in paragraph 10 hereof) and state securities laws (as to which we express no opinion) in connection with the purchase and sale of the Notes or as may be required for the perfection of any security interests (which we address exclusively in paragraphs
12).



                                  Exhibit 9A-3

            6. No Registration. Assuming (i) the accuracy of the representations, warranties and agreements of the Issuers and the Guarantors and of the Initial Purchaser contained in the Purchase Agreement, (ii) the due performance by the Issuers and the Guarantors and the Initial Purchaser of their respective covenants and agreements under the Purchase Agreement, (iii) the accuracy of the representations and warranties made by each Accredited Investor that purchases the Series A Notes pursuant to Exempt Resales, as set forth in the letters of representation executed by each of such Accredited Investors in the form of Annex A to the Offering Circular, (iv) your compliance with the offering and transfer procedures and restrictions described in the Offering Circular and (v) the purchasers to whom you initially resell the Notes receive a copy of the Offering Circular prior to such sale, it is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchaser as contemplated in the Offering Memorandum and the Purchase Agreement or the initial resale of the Series A Notes by the Initial Purchaser in the manner contemplated by the Purchase Agreement and described in the Offering Circular, to register such sales or resales of the Series A Notes under the Act, and it is not necessary, prior to the Registered Exchange Offer or the effectiveness of the Shelf Registration Statement, to qualify the Indenture under the TIA. We express no opinion, however, as to when or under what circumstances any Notes initially sold by you may be reoffered or resold.

            7. Rule 144A(d)(4) Information. The Offering Circular as of its date (except for the financial statements, including the notes thereto, and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion), contains the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

            8. Investment Company Act. None of the Issuers or the Guarantors is, and after giving effect to the sale of the Series A Notes in accordance with the Purchase Agreement and the application of the proceeds as described in the Offering Circular under the caption "Use of Proceeds," none will be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            9. Offering Circular.

            (a) Each of the Opinion Documents and the terms of the Notes conform in all material respects to the descriptions thereof contained in the Offering Circular.

            (b) The statements in the Offering Circular under each of the headings (i) "Risk Factors--Risks Related to this Offering--Value of Collateral," (ii) "Risk Factors--Risks Related to this Offering--Subordination," (iii) the second paragraph of "Risk Factors--Risks Related to this Offering--Ability to Realize on Collateral," (iv) "Risk Factors--Risks Related to this Offering--Fraudulent Transfer," (v) "The Transactions" and (vi) "Notice to Investors" has been reviewed by us and, solely to the extent that such statements constitute matters of law, summaries of legal matters, summaries of proceedings, or legal conclusions



                                  Exhibit 9A-4

      (exclusive of the laws of any jurisdiction other than Applicable Laws), such information is correct in all material respects.

            10. UCC Opinions.

            (a) The Security Agreement creates a valid security interest in favor of the Trustee in the Collateral (as that term is defined in the Security Agreement) in which a security interest may be created under the Uniform Commercial Code as now in effect in the State of New York (the "NEW YORK UCC") or, to the extent such a security interest may not be created under the New York UCC, under the applicable laws of the United States of America with respect to any copyrights, patents or trademarks that are part of such Collateral in which a security interest may be created under such laws (that portion of the Collateral constituting the assets and properties of the Issuers and the Delaware Guarantors (together, the "UCC COLLATERAL").

            (b) Pursuant to the provisions of the Security Agreement, each of the Issuers and the Delaware Guarantors has authorized the filing of a financing statement in the form attached hereto as Annex 14(c) naming each of the Issuers and the Delaware Guarantors as debtors for purposes of
      Section 9-509 of the Uniform Commercial Code as now in effect in the State of Delaware (the "DELAWARE UCC").

            (c) Each of the Financing Statements includes not only all of the types of information required by Section 9-502(a) of the Delaware UCC but also the types of information without which the Office of the Secretary of State of the State of Delaware may refuse to accept such financing statement pursuant to Section 9-516 of the Delaware UCC. Each of the Financing Statements is in appropriate form for filing in the Office of the Secretary of State of the State of Delaware. Upon the later of the attachment of the security interest and the proper filing of the Financing Statement with respect to each of the Issuers and the Delaware Guarantors in the Office of the Secretary of State of the State of Delaware, the security interest in favor of the Trustee in the UCC Collateral described in each said financing statement will be perfected to the extent a security interest in such UCC Collateral can be perfected under the Delaware UCC by the filing of a financing statement in that office.

            (d) The provisions of the [Account Control Agreement(s)] are effective to perfect the security interest of the Trustee in the Company's rights in the Securities Accounts (as defined in the Securities Account Control Agreement).

            (e) Assuming (i) the delivery to, and the continued possession by, [Foothill], as representative (as defined in Section 1-201(35) of the New York UCC) for the Trustee, the Holders and [Foothill and the other lenders under the Credit Agreement] (in such capacity, the "Collateral Sub-Agent"), in the State of New York of the stock certificates and membership interest certificates specified



                                  Exhibit 9A-5
      on Schedule II hereto (the "Pledged Shares"), together with stock powers or other instruments of transfer executed in blank, and (ii) none of the Collateral Sub-Agent, the Trustee, any Holder or [Foothill or any other lender under the Credit Agreement] has notice of any adverse claim to the Pledged Shares, the Collateral Sub-Agent will have the status of a "protected purchaser" for the benefit of the Trustee, the Holders and [Foothill and the other lenders under the Credit Agreement] with respect to the Pledged Shares under (and as defined in) Section 8-303(a) of the New York UCC.

            11. We confirm that the statements made in the Offering Circular under the heading "Certain Federal Income Tax Considerations," to the extent that they describe matters of law or legal conclusions, are correct in all material respects.

            In addition, we have participated in conferences with officers and other representatives of the Issuers and the Guarantors, representatives of the independent public accountants of the Issuers, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which the contents of the Offering Circular and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and have not made any independent check or verification thereof, during the course of such participation, no facts came to our attention which lead us to believe that the Offering Circular, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, it being understood that we express no belief with respect to the pro forma financial statements, including the notes thereto, the financial statements, including the notes thereto, or other financial and statistical data included in, or omitted from, the Offering Circular. For purposes of the foregoing, we note that the Offering Circular was prepared in the context of a Rule 144A transaction and not as part of a registration statement under the Securities Act and does not contain all of the information that would be required in a registration statement under the Securities Act.

      Opinion Documents is defined as the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes, the Guarantees, the Security Documents, the Supplemental Indenture, the Collateral Release Agreements and the Intercreditor Agreement.




                                  Exhibit 9A-6

                                   SCHEDULE 1

Loan and Security Agreement, dated September 22, 2003, by and among The Old Evangeline Downs, L.L.C., The Old Evangeline Downs Capital Corp. and Wells Fargo Foothill, Inc., as amended. [Only if the Corporate Transactions are not effected]

FF&E Loan and Security Agreement, by and among The Old Evangeline Downs, L.L.C., The Old Evangeline Downs Capital Corp. and Wells Fargo Foothill, Inc., as amended.

Loan and Security Agreement, dated February 23, 2001, by and between Foothill Capital Corporation and Peninsula Gaming Company, LLC, as amended. [Only if the Corporate Transactions are not effected]

Amended and Restated Management Services Agreement, dated February 25, 2003, by and among Diamond Jo, LLC, OED Acquisition LLC and The Old Evangeline Downs, L.L.C.

Indenture, dated February 25, 2003, by and among The Old Evangeline Downs, L.L.C., The Old Evangeline Downs Capital Corp., as Issuers, and U.S. Bank National Association, as trustee, as amended by the Supplemental Indenture.

[Loan and Security Agreement, dated [April 16, 2004], by and among Peninsula Gaming, LLC, The Old Evangeline Downs Capital Corp. and Wells Fargo Foothill, Inc., as amended. [Only if the Corporate Transactions are effected].




                                  Exhibit 9A-7

                               EXHIBIT 9(a)(x)(B)
   FORM OF OPINION OF LANE & WATERMAN, SPECIAL IOWA COUNSEL AND SPECIAL IOWA
                               REGULATORY COUNSEL

Our opinions expressed below are limited to the laws of the State of Iowa, and to the extent applicable, the Federal Law of the United States, and only to the Iowa operations and activities of DJL.

            1. Assuming the due authorization, execution and delivery of each of Ship Mortgage, the Shore Mortgage and any other Security Document governed by Iowa Law (the "Iowa Security Documents") by the Issuers and the Guarantors, each of the Iowa Security Documents constitutes a valid and binding agreement of the Issuers and the Guarantors, enforceable against the Issuers and the Guarantors in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency, fraudulent conveyance, equitable subordination, reorganization, readjustment of debt, moratorium or other similar laws affecting creditor's rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding at law or in equity); or (iii) limitations on the availability or enforceability of the remedies of specific performance or injunctive relief contained in the Operative Documents, all of which may be limited by equitable principles or applicable laws, rules, regulations, court decisions and constitutional requirements.

            2. Except as disclosed in the Offering Circular, there is no Proceeding before or by any Governmental Authority now pending or to the best of our knowledge, without special inquiry beyond that stated in the opinion, threatened either (a) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Operative Documents or any of the Transactions or (b) that could, singly or in the aggregate, have a Material Adverse Effect.

            3. The terms of the Security Documents conform in all material respects to the descriptions thereof contained in the Offering Circular. The information in the Offering Circular under "Offering Circular Summary- The Company- Limited Competition," "Risk Factors--Risks Relating to Our Business--Competition," "Risk Factors--Risks Relating to Our Business--Requirement of a Certificate of Inspection," "Risk Factors--Risks
Relating to Our Business--Governmental Regulation," "Risk Factors--Risks Relating to the Offering--Required Regulatory Redemption," "Risk Factors--Risks Relating to Our Business--Reauthorization of Gaming in Dubuque County, Iowa," "Risk Factors--Risks Relating to Our Business--Liquor Regulation," "Risk
Factors--Risks Relating to Our Business--Environmental Matters," "Risk Factors--Risks Relating to Our Business--Taxation," "Risk Factors--Risks Relating to the Offering--Ability to Realize on Collateral," "The Transactions," "Business--Competition--Diamond Jo," "Business-- Properties," "Regulatory Matters" and "Certain Relationships and Related Transactions- Relationship with Dubuque Racing Association" to the extent that it constitutes matters of law, summaries of legal matters, summaries of securities, instruments, agreements or other documents, summaries of proceedings or legal conclusions, is complete and correct in all material respects.



                                  Exhibit 9B-1

            4. None of the Issuers or the Guarantors is in violation of or is in default under, to the best of our knowledge, any Applicable Law, except for such violations or defaults that could not, singly or in the aggregate, have a Material Adverse Effect.

            5. No authorization, approval, consent, license or order of, or filing, registration or qualification with, any Governmental Authority (including, without limitation, any Iowa gaming authority or regulatory body), other than have been obtained on or before the Closing Date, is required in connection with, or as a condition to, the execution, delivery or performance of the Operative Documents or for the consummation of the Transactions.

            6. Neither the execution or delivery of any of the Operative Documents nor the consummation of any of the Transactions will conflict with, violate, constitute a breach of or a default under (with the passage of time or otherwise), require the consent of any person under (other than consents already obtained), or result in the imposition of a Lien on any properties of any of the Issuers or the Guarantors (other than as contemplated by the Offering Circular or the Security Documents) or an acceleration of indebtedness pursuant to, any Applicable Law (including, without limitation any applicable provision of law or regulation of the State of Iowa and Title 46 of the United States Code or the regulations thereunder (the "SHIP ACT")).

            7. Each of the Issuers and the Guarantors possesses all Permits required or necessary to own or lease, as appropriate, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Offering Circular, except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Issuers and the Guarantors has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit. To the best of our knowledge, none of the Issuers or the Guarantors has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect. The execution, delivery and performance by each of the Issuers and the Guarantors of the Operative Documents, to the extent they are a party thereto, and the consummation by each of the Issuers and the Guarantors of the Operative
Transactions will not result in the condition, termination, suspension or revocation of any Permit of any of the Issuers and the Guarantors or result in any other impairment of the rights of the holder of any such Permit.

            8. Each of DJL and the DRA possesses a validly authorized and issued riverboat gaming license from the State of Iowa and is in good standing with Iowa gaming regulators.

            9. Neither the Trustee nor any present or future owner of a Note is or will be required to qualify to do business as a foreign corporation in the State of Iowa or to comply with the requirements of any foreign lender statute, or is or will become



                                  Exhibit 9B-2
subject to any income, franchise or similar tax imposed by the State of Iowa or any subdivision thereof, solely by reason of the execution, delivery and performance of the Operative Documents and the acquisition and retention of the Liens created and perfected under the Security Documents.

            10. The Shore Mortgage creates in favor of the Trustee a valid and enforceable mortgage lien on, and security interest in, the right, title and interest of DJL in the Mortgaged Property (as defined in the Shore Mortgage), all as security for the payment of the Obligations (as such term is defined in the Shore Mortgage). The Shore Mortgage is in appropriate form for recording in the office of the County Recorder of Dubuque County, Iowa (the county in which the Land (as such term is defined in the Shore Mortgage) is located), both as a mortgage and as a "fixture filing" within the meaning of the Iowa UCC (as defined below). Upon such recordation, the mortgage Lien of the Shore Mortgage will be perfected with respect to DJL's right, title and interest in and to the Land and Improvements (as such terms is defined in the Shore Mortgage) and Proceeds (as such terms is defined in the Shore Mortgage), and no other filing or recording of the Shore Mortgage or any other instrument will be necessary to continue the perfection of the mortgage Lien of the Shore Mortgage. Upon such recordation, the security interest in Fixtures (as such term is defined in the Shore Mortgage), and Proceeds of Fixtures (as such term is defined in the Shore Mortgage) will be perfected, and no other filing or recording of the Shore Mortgage or any other instrument will be necessary to continue the perfection of such security interest of the Shore Mortgage in Fixtures and Proceeds of Fixtures.

            11. The Security Agreement creates a valid security interest in favor of the Trustee in all right, title and interest of DJL in the Collateral under Article 9 of the Iowa Uniform Commercial Code (the "IOWA UCC"), all as security for the payment of the Secured Obligations (as such term is defined in the Security Agreement). The Financing Statement (as such term in defined in the Shore Mortgage), is in appropriate form for filing with the Iowa Secretary of State pursuant to the Iowa UCC. Upon the filing of the Financing Statement in the office of the Iowa Secretary of State, the security interest created by the Security Agreement in those items and types of such Collateral in which a security interest may be perfected by filing Iowa UCC financing statements with the Iowa Secretary of State will be perfected.

            12.  DJL is a citizen  of the United  States  within the  meaning of
Section 2 of the Shipping Act of 1916, as amended, and is qualified to engage in operating its Vessel (as defined in the Ship Mortgage) in the coastwise trade of the United States.

            13. DJL is the sole owner of the whole of the Vessel and has good and marketable title to the Vessel; DJL is eligible under the relevant laws of the United States to own and document the Vessel under the laws and flag of the United States of America, and to operate the Vessel in the trade in which it is authorized to engage; the Vessel is free and clear of any Lien except the Ship Mortgage and such Liens of the character permitted under the Ship Mortgage; the Vessel is documented in the name set forth opposite its official number specified in the Ship Mortgage.

                                  Exhibit 9B-3

            14. Upon due filing of the Ship Mortgage with the United States Coast Guard National Vessel Document Center, the Ship Mortgage will constitute a valid first "preferred mortgage" on the Vessel within the meaning of the Ship Act in favor of the Trustee. No other filing, recordings, re-filing (periodic or otherwise) or other action will be necessary under the Ship Act to create, perfect or maintain the Ship Mortgage as a "preferred mortgage" within the meaning of the Ship Act.

            15. No documentary, stamp or intangible tax, transfer tax or similar charge is payable under Iowa law in connection with the execution, delivery, filing, recordation or performance of the Security Documents in the State of Iowa. However, such counsel advises you that statutory filing fees are payable, calculated on a per document or per page basis, or a combination thereof.

            16. The Security Documents contain terms and provisions necessary to permit the Trustee, following the occurrence of an Event of Default (as such term is defined in the Indenture), to exercise the rights and remedies commonly and customarily available to secured lenders in the State of Iowa holding mortgages and security interests in properties similar to the Mortgaged Property and Collateral under the laws of the State of Iowa in transactions involving substantial amounts of credit.

            17. Certain of the Operative Documents provide that they are governed by the laws of the State of New York. An Iowa court or a federal court in Iowa applying Iowa principles of choice of law, in a properly presented case, would uphold the aforesaid choice-of-law provision. Moreover, in the event that the laws of the State of Iowa were applied to govern such Operative Documents, such Operative Documents will not violate any applicable laws (including usury laws) of the State of Iowa.

            18. In our capacity as special counsel to the Issuers and the Guarantors, we have participated in conferences with representatives of the Issuers and the Guarantors, representatives of the Issuers' and the Guarantors' accountants, the Initial Purchaser's representatives and counsel for the Initial Purchaser, at which conferences the contents of the Preliminary Offering Circular and the Offering Circular and related matters were discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular (except as set forth above), nothing has come to our attention which causes us to believe that the Offering Circular, as of its date or on the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no view with respect to the financial statements and notes thereto or other financial data included in the Offering Circular).



                                  Exhibit 9B-4

                               EXHIBIT 9(A)(X)(C)
   FORM OF OPINION OF MCGLINCHEY STAFFORD PLLC, LOUISIANA REGULATORY COUNSEL

Corporate Opinions

1. Based on the Certificate of Status, OED is a limited liability company under the Louisiana Limited Liability Company Law.

2. Based upon our review of OED's stock record book, all of the outstanding membership interests in OED have been duly authorized and are validly issued.

3. OED has all requisite limited liability company power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets.

4. OED has all requisite limited liability company power and authority to execute, deliver and perform its obligations under each of the Documents to which it is a party and to consummate the transactions contemplated thereby.

5.    (a)   The Purchase  Agreement has been duly  authorized,  validly executed and delivered by OED.

      (b) The Indenture has been duly authorized, validly executed and delivered by OED.

      (c) The Registration Rights Agreement and the transactions contemplated thereby have been duly authorized by OED, and the Registration Rights Agreement has been validly executed and delivered by OED.

      (d) The Guarantee to be endorsed on the Series A Notes by OED has been duly authorized, executed and delivered by OED.

      (e) The Guarantee to be endorsed on the Series B Notes by OED has been duly authorized by OED.

      (f) Each of the Security Documents to which OED is a party (including without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) and the transactions contemplated thereby (including, without limitation the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by OED, and each of the Security Documents to which OED is a party has been duly executed and delivered by OED. Although the Security Documents (excluding the Mortgage) to which OED is a party provide that each is governed by the laws of the State of



                                  Exhibit 9C-1

            New York, and although the Mortgage provides that it shall be governed by the laws of the State of New York applicable to contracts made and performed in the State of New York but that the provisions of the Mortgage relating to the creation, perfection and enforcement of the Liens and Security Interests created by the Mortgage with respect to the Mortgaged Property (as defined in the Mortgage) shall be governed by the laws of the State of Louisiana to the extent necessary for the validity and enforcement thereof, in the event that Louisiana law were applied to govern such Security Documents (including the Mortgage in its entirety), each such Security Document is the legal, valid and binding obligation of OED, enforceable against OED in accordance with its terms. No opinion is expressed herein as to the effectiveness under Louisiana law of the choice of New York law in the Mortgage.

      (g) The Supplemental Indenture and each of the OED Note Repurchase Transactions has been duly authorized by OED, and the Supplemental Indenture has been validly executed and delivered by OED.

      (h) Each of [the Intercreditor Agreement] [the Applicable Intercreditor Agreements] and the transactions contemplated thereby and the Credit Facility Waivers] have been duly authorized by OED, and [the Intercreditor Agreement] [the Applicable Intercreditor Agreements] has been validly executed and delivered by OED. To our knowledge, OED is not in violation of its Organizational Documents.

6. If a court were to disregard the choice of law provisions of the Notes, the Indebtedness represented by the Notes, as the case may be, would not be found usurious under Louisiana law; provided, however, we point out that under the usury laws of the State of Louisiana it would be unlawful for any obligee under the Notes or the other Documents (assuming the usury laws of the State of Louisiana are applied to the Notes and the other Documents) to increase prospectively the fixed simple interest rate provided thereunder, following a default under any of said obligations, to a rate greater than (a) twenty-one percent (21%) per annum or (b) three
      (3) percentage points over the original rate fixed in any such obligation prior to default, whichever is greater, absent a written agreement by the obligor or obligors under such obligation entered into following such default.

7. None of the execution, delivery or performance of any of the Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the transactions contemplated thereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any membership interests in or assets of OED (including the capital stock of Capital owned by OED) (except for Liens created by the Indenture, Liens created by the Security Documents and Permitted Liens) or result in an acceleration of indebtedness pursuant to, (i) the Organizational Documents, or (ii) any laws of the State of Louisiana.



                                  Exhibit 9C-2

8. To the best of our knowledge, no Permits from a Governmental Authority for OED are required under Louisiana law in connection with, or as a condition to, the execution, delivery or performance of any of the Documents or the consummation of any of the Transactions other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are, to the best of our knowledge, in full force and effect on the Closing Date, (ii) such Permits, the failure of which to make or obtain would not, singly or in the aggregate have a Material Adverse Effect, and (iii) Permits from a Governmental Authority that may be required by any Gaming Laws (as defined under the Indenture).

9. To our knowledge, based solely upon a review of our litigation docket and without further inquiry, there is no Proceedings pending or, to our knowledge, threatened against OED either (i) in connection with, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge any of the Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect.

10. The information in the Offering Circular under "Risk Factors--Risks Relating to this Offering--Lien Subordination," has been reviewed by us and, to the extent that it constitutes statements or matters of Louisiana law, it is correct in all material respects.

11. Although the Security Agreement provides that it is governed by the laws of the State of New York, in the event that the laws of the State of Louisiana were applied to govern the Security Agreement, the Security Agreement creates a valid security interest in favor of the Secured Party in that portion of the Collateral (as defined in the Security Agreement) constituting "accounts," "chattel paper," "documents", "investment property", "general intangibles," "instruments," "inventory" and
      "equipment" (as such terms are defined under Chapter 9 of the UCC), and any identifiable proceeds thereof.

12. If the laws of the State of Louisiana are applied, the provisions of the Security Agreement are sufficient to constitute authorization by OED of the filing of the financing statements for purposes of Chapter 9 of the UCC.

13. The provisions of the Mortgage in favor of U.S. Bank National Association, as Mortgagee, are sufficient to constitute authorization by OED of the filing of the fixture financing statement for purposes of Section 9-509 of the UCC.

14. The Financing Statement includes not only all of the types of information required by Section 9-502(a) of the UCC but also the types of information without which a Louisiana filing office may refuse to accept such financing statements pursuant to Section 9-516 of the UCC.

15. The Fixture Filing includes not only all of the types of information required by Section 9-502(a) and (b) of the Louisiana UCC but also the types of information without which a Louisiana filing office may refuse to accept such fixture



                                  Exhibit 9C-3
      financing statements pursuant to Section 9-516 of the UCC.

16. Each of the Financing Statement and the Fixture Filing is in appropriate form for filing in the Filing Office.

17. Filing the Financing Statement in the Filing Office will perfect the security interest in the Filing Collateral in favor of the secured party described therein.

18. Filing of the Fixture Filing in the Filing Office will perfect the security interests in the fixtures as defined in the UCC in favor of the secured party described therein.

19.   You have asked whether OED is a "registered  organization" for purposes of
      Section 9-307 of the UCC. Section 9-102(a)(70) of the UCC states that a Louisiana limited liability company that is registered with the Louisiana Secretary of State is a registered organization for purposes of the UCC. Under Section 1304 (La. R.S. 12:1304) of the Louisiana Limited Liability Company Law, the Secretary of State of the State of Louisiana is required to maintain a public record showing OED to have been organized. Based on our review of the Certificate of Statute, we are of the opinion that under the Louisiana UCC and the Louisiana Limited Liability Company Law, OED is a registered organization.

20. The Mortgage creates (i) a valid mortgage lien on the portions of the Real Property, (ii) a valid pledge lien of the right to receive proceeds attributable to the insurance loss of such Mortgaged Property and (iii) a valid collateral assignment lien on the presently existing and anticipated future leases of such Real Property and the rents therefrom (collectively, the "Louisiana Mortgage Lien"), all in favor of the Trustee for the ratable benefit of the holders of the Notes, as security for the payment of the obligations of OED under the Indenture and the Notes up to the maximum amount of $[246,400,000.00]. The Mortgage is in appropriate form for recording in the immovable property records of a Louisiana parish. The Mortgage should be filed in the mortgage records of the Real Property Filing Office(s). Such recordation is the only action, recording or filing necessary to perfect the validity of the Louisiana Mortgage Lien described in clauses (i), (ii) and (iii) of this paragraph (j) and upon such recordation the Louisiana Mortgage Lien described in clauses (i), (ii) and
      (iii) of this paragraph (j) created by the Mortgage will be duly perfected.

21. There is no mortgage, mortgage recording, stamp, intangibles or other similar tax (other than normal filing and recording fees) required to be paid under the laws of the State of Louisiana or any political subdivision thereof in connection with the execution, delivery, recordation, filing or perfection, as applicable, of any of the Security Documents or the obligations evidenced or secured thereby.

22. The laws of the State of Louisiana do not require a lienholder to make an election of remedies where such lienholder holds security interests and liens in both the real estate and the personal property of the debtor or require a lienholder to take recourse first or solely against its collateral.



                                  Exhibit 9C-4

23. The Secured Party is not required to register as a foreign entity or qualify to do business in the State of Louisiana solely by reason of the Documents, the execution and delivery of the Documents and the acquisition and retention of the liens created and perfected under the Security Documents. The Secured Party will not become subject to any fees, charges or income, franchise or other tax imposed by the State of Louisiana solely by reason of the Operative Transactions. We have assumed for the purposes of the opinions expressed in this paragraph, that U.S. Bank National Association, in its capacity as Secured Party, (a)(i) is an entity of the type described in La. R.S. 12:302(K) and (ii) has limited (and will continue to limit) its activities in Louisiana to one or more of the activities enumerated in clauses (1) through (6) of La. R.S. 12:302(K) and
      (b) as a result enjoys the benefits of La. R.S. 12:302(L).

24.   Except as provided in La. R.S. 30:2195.F(2),  La. R.S.  30:2225.F(l),  La.
      R.S. 30:2281 and La. Admin.Code 33:VI.305, with respect to the priority of the State of Louisiana or any political subdivision thereof upon remediation, neither the State of Louisiana nor any political subdivision thereof has any law pursuant to which a lien against any real property of OED superior to the lien created by the Mortgage could arise as a result of a violation of environmental laws or regulations of the State of Louisiana or any political subdivision thereof. No environmental law or regulation of the State of Louisiana or any political subdivision thereof would require any remedial or removal action or certification of nonapplicability as a condition to the granting of the Mortgage or the foreclosure or the sale of any property of OED located in the State of Louisiana.

25. In the event of a partial prepayment of the Obligations (as defined in the Mortgage) or of the Secured Obligations (as defined in the Security Agreement), such prepayment shall not affect the validity or enforceability of the Security Documents.

26. Although this opinion may be subject in all instances to the qualification that certain remedies (including without limitation, specific performance, injunction and certain indemnification or contribution provisions) provided for in the Security Documents may be qualified or limited by, or unavailable under, applicable law or public policy, the unavailability of such remedies will not prevent the Trustee, on behalf of the note holders, from realizing the practical benefits intended to be conferred by such documents, excluding the economic consequences of any delay that may result therefrom.

27. The Security Documents contain the terms and provisions necessary to enable the Secured Party, following a material default under the Security Documents, to foreclose judicially by ordinary process under the laws of the State of Louisiana, to the extent that the holder satisfies all procedural requirements applicable to such proceeding.

Subject to customary qualifications.



                                  Exhibit 9C-5

Documents shall be defined as the Operative Documents in the Purchase Agreement and Transactions shall have the same meaning as in the Purchase Agreement.



                                  Exhibit 9C-6

Corporate Opinions
------------------

1. No Violation.

      To the best of our knowledge, and except as specified in Exhibit "1", after due inquiry, neither The Old Evangeline Downs, LLC nor Evangeline Downs Capital Corp is in violation of any Gaming Law.

2. Gaming and Racing Licenses.

(a) OED has obtained and currently holds a valid license to conduct slot machine operations at the Racino (the "Racino Gaming License"). The Racino Gaming License was issued on January 21, 2003 and is for a term of five years, subject to the need to establish live racing at the new facility on or before January 21, 2005. Each of OED, its directors, officers, key personnel, partners, and persons holding a five percent or greater equity or economic interest in OED, the spouses of such directors, officers, key personnel, partners, and persons holding a five percent or greater equity or economic interest in OED has been found suitable by the Louisiana Gaming Control Board, except Natalie Schramm, CFO, whose application for suitability is pending.

(b) OED has obtained and currently holds valid licenses to operate a pari-mutuel facility and to operate off-track wagering facilities, as defined in the Louisiana Horse Racing Act and pari-mutuel wagering laws, to conduct racing activities at the Racino and pari-mutuel wagering activities at its off-track betting parlors in Port Allen and New Iberia, Louisiana (each, a "Racing License"). The Racing License for the Racino was issued on August 18, 2002 and is for a term of ten years. The Racing Licenses for the off-track betting parlors in Port Allen and New Iberia were each issued on August 18, 2002, each for a term of ten years.

(c) [Based on the March 24,  2004  letter of Hillary J.  Crain,  Chairman of the
Louisiana Gaming Control Board (copies of which are attached hereto), the $230,000,000 bond offering contemplated by the Offering Circular has been exempted from the requirements of prior Gaming Control Board approval pursuant to the provisions of LAC 42:VII.2524 and LAC 42:VII.2523 and no further action of the Gaming Control Board is needed as of the Closing Date with respect to the approval of the bond offering.] To the extent we have participated in conferences with officers and other representatives of the Issuers and the Guarantors with respect to information provided to the Gaming Control Board upon which such letters were issued, and to the best of our knowledge, all information and documents provided to the Gaming Control Board by this firm and/or by the Issuers and the Guarantors were accurate and complete and contained no untrue statement of material fact nor omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

3. Permits.

(a) No Permit is required from any Gaming Authority or under any Gaming Law or Racing Law (any such Permit, a "Gaming Permit" or a "Racing Permit," respectively) in connection with, or as a condition to, the execution, delivery or performance of any of the Operative Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than Gaming Permits and Racing Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date.

(b) Each of the Regulated Persons has, and, to our knowledge after due inquiry, is in compliance with the terms and conditions of, all Gaming Permits and Racing Permits necessary



                                  Exhibit 9C-7
or advisable to own, lease, use and operate the properties and to conduct and carry on the businesses described in the Offering Circular. All currently issued Gaming Permits and Racing Permits are valid and in full force and effect. To our knowledge after due inquiry, no Regulated Person has received notice that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any Gaming Permit or Racing Permit. Part A applications are currently pending for Peninsula Gaming, LLC and the Old Evangeline Downs, Corp. It is anticipated that PGP advisors and Cambridge Capital Corp will also be required to file Part A Suitability Applications. [Lets talk about what a Part A application is]

(c) None of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions will allow or result in, and, to our knowledge after due inquiry, no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any Gaming Permit or Racing Permit or any material impairment of the rights of the holder of any Gaming Permit or Racing Permit, except as noted on Exhibit "1" .

4. Proceedings. There is no Proceeding pending or, to our knowledge after due inquiry, threatened, before any Gaming Authority, under any Gaming Law or Racing Law or under any Gaming Permit or Racing Permit either (i) in connection with, or that seeks to restrain, enjoin, prevent the consummation of, or otherwise challenge, any of the Operative Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect.

5. Offering Circular. The information in the Offering Circular under the headings (i) "Risk Factors--Risks Relating to this Offering--Ability to Realize on Collateral," (ii) "Risk Factors--Risks Relating to Our Business--Licensing,"
(iii) "Risk Factors--Risks Relating to Our Business--Competition," (iv) "Risk Factors--Risks Relating to Our Business--Liquor Regulation," (v) "Risk Factors--Risks Relating to Our Business--Governmental Regulation," (vi) "Risk Factors--Risks Relating to this Offering-- Required Regulatory Redemption,"
(vii) Business--Properties--OTBs," and (viii) "Regulatory Matters" has been reviewed by us and, to the extent that it constitutes statements or matters of Gaming Law or Racing Law, summaries of legal matters relating to Gaming Law or Racing Law, summaries or descriptions of gaming documents or proceedings, or legal conclusions relating to Louisiana gaming or racing matters, it is correct in all material respects.

We have participated in conferences with officers and other representatives of the Issuers and the Guarantors, counsel for the Issuers and the Guarantors, representatives of the Gaming Authorities, representatives of the Initial Purchaser and counsel for the Initial Purchaser, at which the contents of the Offering Circular and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Circular and, except as set forth above, have made no independent check or verification thereof, nothing has come to our attention which lead us to believe that the Preliminary Offering Circular, as of its date, the Offering Circular, as of its date and as of the date hereof, and any amendment or supplement thereto, as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact (except, in the case of the Preliminary Offering Circular, for pricing terms and other financial terms intentionally left blank) required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                                  Exhibit 9C-8

EXHIBIT  "1"

      1. On _________________, 2004 we received a SAR regarding the failure to notice the Board and failure to obtain appropriate approval of the second amendment of the $15,000,000 foothill facility. This matter is pending.

      2. On ________________, 2004, we self disclosed failure to obtain approval for a credit purchase of the "Warner" track in the amount of $3.8,000,000 . This matter is subject to review by the Louisiana State Police.



                                  Exhibit 9C-9